Second
                              Amended and Restated
                                Credit Agreement

                          Dated as of February 22, 2000

                                      among

     K. Hovnanian Enterprises, Inc.,
                           Hovnanian Enterprises, Inc.
     and Certain
                       Subsidiaries Thereof Named Herein,

                    The Financial Institutions Named Herein,

                         PNC Bank, National Association
                            as Administrative Agent,

                               Bank of America, NA
                              as Syndication Agent,

                                  Bank One, NA
                             as Documentation Agent,

                                       and

                    PNC Capital Markets, LLC
                                       and
                         Banc of America Securities, LLC
                 as Joint Lead Arrangers and Joint Book Managers

                                TABLE OF CONTENTS

                                         Page
SECTION 1.  DEFINITIONS  1
     1.1. Defined Terms  1
     1.2. Use of Defined Terms     23
     1.3. Accounting Terms    23

SECTION 2.  AMOUNT AND TERMS OF LOANS   23
     2.1. Revolving Credit Commitments  23
     2.2. Swing Loan Commitment    24
     2.3. Notes     24
     2.4. Drawdowns 25
     2.5. Payments of Principal and Interest; Computation of Interest 26
     2.6. Use of Loan Proceeds     26
     2.7. Prepayments    26
     2.8. Letter of Credit Line    27
     2.9. Participation in Letters of Credit 31

SECTION 3.  INTEREST AND FEES 33
     3.1. Elected Interest Rate    33
     3.2. [INTENTIONALLY OMITTED]       34
     3.3. Computation of Interest Period     34
     3.4. Default Rate   35
     3.5. Commitment Fee 35
     3.6. Facility Fee   35
     3.7. Illegality     35
     3.8. Applicable Interest Limitations    36
     3.9. Libor Indemnification    36
     3.10.     Capital Adequacy    37
     3.11.     Taxes     37

SECTION 4.  REPRESENTATIONS AND WARRANTIES   39

SECTION 5.  CONDITIONS   42
     5.1. Initial Conditions  42
     5.2. Continuing Conditions    43

SECTION 6.  COVENANTS    44
     6.1. Affirmative Covenants    44
     6.2. Negative Covenants  47

SECTION 7.  EVENTS OF DEFAULT 53

SECTION 8.  THE BANKS    56
     8.1. Non-reliance; Notice of Default    56
     8.2. Enforcement of Remedies  56
     8.3. Payments Prior to Acceleration     57
     8.4. Payments After Acceleration   57
     8.5. Sharing of Payments 57
     8.6. Pro Rata Sharing of Revolving Credit Loan Losses  58
     8.7. Participations; Assignments of Commitments; Additional Banks;
          Substitution of Banks    58

SECTION 9.  The Administrative Agent    59
     9.1. Appointment    60
     9.2. Nature of Duties    60
     9.3. Rights, Exculpation, Etc 61
     9.4. Reliance  61
     9.5. Indemnification     61
     9.6. The Administrative Agent Individually   61
     9.7. Successor Administrative Agent     62
     9.8. Syndication Agent   62
     9.9. Documentation Agent 62

SECTION 10.  MISCELLANEOUS    63
     10.1.     Amendments     63
     10.2.     No Waiver; Cumulative Remedies     64
     10.3.     Notices   64
     10.4.     Payment of Expenses and Taxes 64
     10.5.     Set-Off   65
     10.6.     Counterparts; Effective Date  65
     10.7.     Incorporation of Exhibits and Schedules 66
     10.8.     Titles and Headings 66
     10.9.     No Third Party Beneficiaries  66
     10.10.    Construction   66
     10.11.    Entire Agreement    66
     10.12.    Survival of Representations and Warranties, etc   66
     10.13.    Successors and Assigns   66
     10.14.    Governing Law  67
     10.15.    Waiver of Jury Trial     67

     Second amended And Restated Credit Agreement

     THIS AGREEMENT dated as of the 22nd day of February, 2000 among K.HOVNANIAN ENTERPRISES, INC., a New Jersey corporation, (the "Company"), HOVNANIAN ENTERPRISES, INC., a Delaware corporation ("Hovnanian"), the subsidiaries of Hovnanian listed on the signature pages hereto (each, together with Hovnanian, a "Guarantor", and collectively, the "Guarantors"), and PNC Bank, National Association ("PNC"), First Union National Bank ("First Union"), BankBoston, N.A. ("Bank of Boston"), Bank of America, NA ("B ofA"), Bank One, NA ("Bank One"), Comerica Bank ("Comerica"), Guaranty Federal Bank F.S.B. ("Guaranty Federal"), AmSouth Bank ("AmSouth"), Bank United ("Bank United") and SunTrust Bank ("SunTrust"), (each such banking institution individually referred to as a "Bank" and collectively as the "Banks"), and PNC Bank,National Association, as Administrative Agent for the Banks ("Administrative Agent"), Bank of America, NA, as Syndication Agent ("Syndication Agent") and Bank One, NA, as Documentation Agent ("Documentation Agent").

     In consideration of the premises, covenants and representations contained herein, and for other good and valuable consideration, the parties hereto agree as follows:

     . As used in this Agreement the following terms shall have the following meanings, unless the context otherwise requires:

          "Actual Leverage" shall mean Homebuilding Indebtedness divided by the
Net       Worth Amount.

               "Adjusted Base Rate Margin" means the Initial Base Rate Margin as adjusted by (i) 10 basis points in the case of each negative Rating Change from the third tier to the fourth tier or from the fourth tier to the fifth tier and each positive Rating Change from the fifth tier to the fourth tier or from the fourth tier to the third tier or (ii) 12-1/2 basis points in the case of each Rating Change, up or down, between the third tier and the second tier, in any such case by one of the Rating Agencies in such agency's Implied Senior Debt Rating applicable to the Company.

          "Adjusted Commitment Fee" shall mean the Initial Commitment Fee as adjusted, up or down, by 2-1/2 basis points for each Rating Change (other than, if applicable, a Rating Change between the first and second tiers, in which case the adjustment shall be 1-1/4 basis points) by one of the Rating Agencies in such agency's Implied Senior Debt Rating applicable to the Company.

          "Adjusted Letter of Credit Fee" shall mean the Initial Letter of Credit Fee as adjusted, up or down, by 10 basis points for each Rating Change by one of the Rating Agencies in such agency's Implied Senior Debt Rating applicable to the Company.

          "Adjusted Libor Margin" means the Initial Libor Margin as adjusted, up or down, by 10 basis points for each Rating Change by one of the Rating Agencies in such agency's Implied Senior Debt Rating applicable to the Company.

          "Adjusted Operating Income" shall mean, at any time, Consolidated Net Income before (i) Income Taxes, (ii) any Interest Expense , (iii) Letter of Credit Fees, (iv) depreciation, (v) amortization of assets, and without duplication (vi) Net Income attributable to the Mortgage Subsidiaries, (vii) Net Income from Income Producing Property Subsidiaries, and (viii) Net Income attributable to the Finance Subsidiaries, plus (a) cash Distributions received from Mortgage Subsidiaries, (b) cash Distributions received from Income Producing Property Subsidiaries, (c) cash Distributions received from Finance Subsidiaries, and (d) non-cash valuation reserves.

          "Adjusted Tangible Net Worth" shall mean, at any time, the excess, if any, of (i) Shareholders' Equity of Hovnanian and the Consolidated Subsidiaries (excluding any Consolidated Subsidiary which has initiated a relevant event covered by Subsection 7(f) hereof) at such date plus the outstanding principal amount of Subordinated Debt, over
          (ii) all amounts carried on the books of Hovnanian and its Consolidated Subsidiaries (without duplication) for (a) any write-up in the Book Value of any assets of Hovnanian or any of the Consolidated Subsidiaries resulting from a revaluation thereof subsequent to the Starting Date, (b) the Cost of Investments in excess of the Market Value at time of acquisition of assets acquired by Hovnanian or any Consolidated Subsidiaries, (c) all Intangibles of Hovnanian and the Consolidated Subsidiaries, (d) all Investments in Finance Subsidiaries, (e) all Investments in Mortgage Subsidiaries (including, but not limited to, the Permitted Guarantee of a Warehouse Line of Credit for such Subsidiaries and loans by Hovnanian or a Consolidated Subsidiary to any Mortgage Subsidiary), (f) the amount by which the Cost of securities held as Investments exceeds the Market Value of such securities, (g) all equity in residential Inventory Properties encumbered by non-recourse mortgages, (h)Investments in Income Producing Property Subsidiaries, including, but not limited to, Permitted Guarantees of Indebtedness on Income Producing Properties, and (i)Investments in Joint Ventures.

          "Administrative Agent" shall mean PNC Bank, National Association, in its capacity as Administrative Agent for the Banks hereunder pursuant to Section 9 and not in its capacity as a Bank, and any successor Administrative Agent appointed pursuant to Section 9.

          "Affiliate" of any Person shall mean any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" shall include the ownership of 10% or more of the voting securities or interests of such Person.

          "Agreement" shall mean this Second Amended and Restated Credit Agreement, as the same may from time to time be further amended or supplemented.

          "Alternate Minimum Equity" shall mean the lesser of (i) Minimum Equity as of the end of the most recent Equity Issuance Quarter (taking into account the proceeds realized from the Minimum Equity Securities Issuance) and (ii) Adjusted Tangible Net Worth as of the end of the most recent Equity Issuance Quarter less Subordinated Debt less $25,000,000.

          "Alternative Interest Rates" shall mean the Base Rate and the Libor Based Rate.

     "Applicable Base Rate Margin" means the Initial Base Rate Margin or, as the case may be, the Adjusted Base Rate Margin.

          "Applicable Commitment Fee" shall mean the Initial Commitment Fee or, as the case may be, the Adjusted Commitment Fee.

          "Applicable Letter of Credit Fee" shall mean the Initial Letter of Credit Fee or, as the case may be, the Adjusted Letter of Credit Fee.

          "Applicable Libor Margin" means the Initial Libor Margin or, as the case may be, the Adjusted Libor Margin.

          "Bank" shall mean each of the Banks identified at the beginning of this Agreement as a "Bank" and each Additional Bank and their respective successors and their respective assigns pursuant to the provisions of Subsection 8.7 hereof; all of which are referred to herein collectively as the "Banks."

          "Base Minimum Equity" shall mean (i) Adjusted Tangible Net Worth less Subordinated Debt each as of the Starting Date, less (ii) $25,000,000.

          "Base Rate" shall mean that rate of interest per annum which is equal to the Index Rate, plus the Applicable Base Rate Margin. Notwithstanding anything to the contrary contained in, or any calculation otherwise resulting from, the definition of Adjusted Base Rate Margin, the Base Rate shall at no time be less than the Index Rate.

          "Bona Fide Sales Contract" shall mean any binding sales agreement with a third party where all conditions precedent and contingencies have been satisfied and where the purchaser has paid a non-refundable deposit in an amount equal to or exceeding the standard deposit in the particular market area.

          "Book Value" shall mean the amount carried on the books and records of Hovnanian and its Consolidated Subsidiaries determined in accordance with GAAP consistently applied.

          "Borrowing Base" shall mean, at any date, an amount equal to the sum of (i) 55% of Unencumbered Land Under Development; (ii) 70% of Unencumbered Unsold Lots/Homes Under Construction, and (iii) 100% of Unencumbered Sold Land/Lots/Homes, excluding, in each case, the cost of any land upon which Hovnanian holds a purchase option until such time as Hovnanian actually exercises the option and takes title to the property. In the event of any dispute as to the amount of the Borrowing Base at any time, the determination of the Banks shall be conclusive and binding on the Company, absent manifest error.

          "Business Day" shall mean, with respect to each Bank, a day other than a Saturday, Sunday or other day on which commercial banks in the State of New Jersey are required or authorized by law to close.

          "Capital Stock Retirement" shall mean any redemption, acquisition, purchase or other retirement of any capital stock or ownership interest of Hovnanian (including preferred stock) or of any warrants, rights or other options to purchase such capital stock or ownership interest, other than upon any conversion thereof into or exchange thereof for other shares of Hovnanian's capital stock.

          "Capitalized Lease" shall mean a lease under which the obligations of the lessee would, in accordance with GAAP consistently applied, be included in determining total liabilities as shown on the liability side of a balance sheet of the lessee.

          "Capitalized Lease Obligations" shall mean the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP consistently applied and Statement of Financial Accounting Standards No. 13.

          "Cash Flow" means Adjusted Operating Income plus any decrease in Inventory which is not the result of a valuation reserve (or minus any increase in Inventory).

          "Cash Flow Coverage Ratio" shall mean, as of the end of any fiscal quarter of Hovnanian, the ratio of the last twelve months of Cash Flow divided by four times the Fixed Charges for the last quarter of such twelve-month period.

          "Commitment Fee" shall mean the fee payable by the Company pursuant to Subsection 3.5 hereunder.

          "Commitment Termination Date" shall mean, with respect to each Bank, July 31, 2003, provided, however, that on or before April30 of each year, each Bank will review its respective commitment and, in its sole discretion, may extend the Commitment Termination Date for a period of twelve months, provided, that in no event shall the Commitment Termination Date be so extended unless and until all Banks agree to such extension in writing.

          "Compliance Letter" shall mean a letter submitted to each Bank periodically in accordance with this Agreement which shall be certified by the principal financial officer or principal accounting officer of the Company and shall indicate that (i) the Company, Hovnanian and all Consolidated Subsidiaries are in compliance with the covenants of this Agreement, (ii) all advances have been utilized only for the purposes allowed by this Agreement, and (iii) there are no new Consolidated Subsidiaries, or if there are new Consolidated Subsidiaries, list those and, unless they have already done so, or are not required to do so, have them execute an agreement joining in the guarantee ("Joinder Agreement") and enclose said Joinder Agreement. Each Compliance Letter shall also include a list of all outstanding Letters of Credit, setting forth the issuance date, the issuing LOC Bank, the face amount, the beneficiary and expiration date for each Letter of Credit. Each Compliance Letter shall be accompanied by the relevant financial statements required by Subsection 6.1(a) hereof and shall be in the form of Exhibit F attached hereto.

          "Compliant Quarter" shall mean a fiscal quarter which is not an Out of Compliance Period.

          "Consolidated Net Income" means the aggregate Net Income of Hovnanian and all Consolidated Subsidiaries.

          "Consolidated Subsidiaries" shall mean, at any date, the Subsidiaries and other entities whose assets and liabilities are consolidated with those of Hovnanian in its consolidated financial statements as of such date in accordance with GAAP. A list of all Consolidated Subsidiaries as of the date hereof is attached as Schedule 1 to this Agreement.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, Distributions or other obligations ("primary obligations") of any other Person (other than Hovnanian or any Restricted Consolidated Subsidiary) (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds
          (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or to hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that Contingent Obligation shall not include (A) endorsements of instruments for deposit or collection in the ordinary course of business or (B) guarantees of surety, maintenance and performance bonds, and letters of credit delivered in lieu of surety guarantees or maintenance and performance bonds by Hovnanian or any Consolidated Subsidiary in the ordinary course of business and consistent with past practice.

          "Controlled Group" shall mean the "controlled group of corporations", as that term is defined in Section 414 of the Internal Revenue Code, of which Hovnanian and the Consolidated Subsidiaries are a part from time to time.

          "Core States" shall mean (i) New Jersey, (ii) Pennsylvania, (iii) North Carolina, (iv) Florida, (v) New York, (vi) Virginia/Washington DC, (vii) California, (viii) Poland, (ix) Texas, (x) Maryland, and
          (xi) any additional state in which Hovnanian and the Consolidated Subsidiaries have sales (evidenced by Bona Fide Sales Contracts) after the Starting Date aggregating at least $4,000,000.

          "Cost" shall mean the cost of any asset used for the purposes of determining Book Value, determined in accordance with GAAP consistently applied.

          "Defaulting Bank" shall mean any Bank which has defaulted in its obligation to make any Loan or issue any Letter of Credit hereunder or make any payment to an LOC Bank.

          "Default Rate" shall have the meaning set forth in Section 3.4 hereof.

          "Distribution" shall mean any dividend or distribution by a corporation or other entity with respect to its capital stock or other ownership interests, whether in cash, securities (including common and preferred stock) or other property.
          "Distributions from Income Producing Property Subsidiaries" shall mean any and all cash that is transferred from an Income Producing Property Subsidiary to a Restricted Subsidiary, Hovnanian, EXC, Inc. or to the Company.

          "Distributions from Mortgage Subsidiaries" shall mean any and all cash that is transferred from a Mortgage Subsidiary to a Restricted Subsidiary, Hovnanian, EXC, Inc. or the Company.

          "Documentation Agent" shall mean Bank One, NA, in its capacity as Documentation Agent for the Banks hereunder pursuant to Section 9 and not in its capacity as a Bank, and any successor Documentation Agent appointed pursuant to Section 9.


          "Elected Interest Rate" shall mean, with respect to each Interest Period, the Alternative Interest Rate designated pursuant to Section 3 hereof with respect to such Interest Period.

          "Encumbrance" shall mean any security interest, lien, pledge, bailment (in the nature of a pledge or for purposes of security), mortgage, deed of trust, the grant of a power to confess judgment, conditional sales and title retention agreement (including any lease in the nature thereof), charge, encumbrance, assignment, trust, or other similar arrangement or interest in real or personal property.

          "ERISA" shall mean, at any time, the Employment Retirement Security Act of 1974 and the regulations thereunder, all as in effect at such time.

          "ERISA Affiliate" as applied to any entity shall mean any Person which is a member of a Controlled Group of which that entity is a member.

          "Equity Issuance Quarter" shall mean any fiscal quarter of Hovnanian in which a Minimum Equity Securities Issuance has occurred.

          "Equity Securities" shall mean (i) common stock, (ii) preferred stock, and (iii) options, warrants, and rights to acquire common stock or preferred stock.

          "Event of Default" shall mean any of the events specified in Section 7 hereof, provided that there has been satisfied any requirement, if applicable thereunder, in connection with such event for the giving of notice or the lapse of time, or both.

          "Excess Other Senior Homebuilding Indebtedness" shall mean the amount, if any, from time to time by which the aggregate Other Senior Homebuilding Indebtedness exceeds $150,000,000.

          "Excluded Subsidiary" shall mean, for the purpose of Subsections 7(f) and (g) hereof, any Consolidated Subsidiary the sole tangible asset of which is an Income Producing Property which is subject to a non-recourse mortgage.

          "Existing Revolving Loans" shall mean the outstanding revolving credit loans as of the date hereof under the Prior Credit Agreement.

          "Facility Commitments" shall mean the Revolving Credit Commitments and the Swing Line Commitment.

          "Facility Fee" shall mean each of the fees payable by the Company pursuant to Subsection 3.6 herein.

          "Facility Percentage" shall mean, with respect to any Bank at any time, the amount of such Bank's Facility Commitment divided by the aggregate amount of the Facility Commitments of all of the Banks, as set forth on Schedule 9 attached hereto.

          "Federal Funds Rate" means on any one day the weighted average of the rate on overnight Federal Funds Transactions with members of the Federal Reserve System only arranged by Federal Funds Brokers as published as of such day by the Federal Reserve Bank of New York or if not so published, the rate then used by first class banks in extending overnight loans to other first class banks.

          "Finance Subsidiary(ies)" shall mean each and every Consolidated Subsidiary other than Mortgage Subsidiaries engaged in the business of financing the sales of properties made by other Consolidated Subsidiaries. All Consolidated Subsidiaries which are Finance Subsidiaries as of the date hereof are noted on Schedule 1 attached hereto.

          "Fixed Charges" shall mean, as of the end of any fiscal quarter of Hovnanian, an amount equal to the sum of (i) Interest Incurred on the Loans over such fiscal quarter, (ii) Interest Incurred on the Subordinated Debt over such fiscal quarter, (iii) 50% of the Interest Incurred on all Purchase Money Mortgages over such fiscal quarter,
          (iv) Interest Incurred over such fiscal quarter on all Other Senior Homebuilding Indebtedness, (v) Letter of Credit Fees accrued over such fiscal quarter, and (vi) Interest Incurred on all Capitalized Leases over such fiscal quarter.

          "Fixed Charge Coverage Ratio" shall mean, as of the end of any fiscal quarter of Hovnanian, the ratio of the last twelve months of Adjusted Operating Income divided by four times the Fixed Charges for the last quarter of such twelve-month period.
          "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time and applicable to Hovnanian and the Consolidated Subsidiaries.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee" shall mean any guarantee of the payment or performance of any Indebtedness or other obligation and any other arrangement whereby credit is extended to one obligor on the basis of any promise of another Person, whether that promise is expressed in terms of an obligation to pay the Indebtedness of such obligor, or to purchase an obligation owed by such obligor, or to purchase goods and services from such obligor pursuant to a contract, or to maintain the capital, working capital, solvency or general financial condition of such obligor, whether or not any such arrangement is listed on the balance sheet of such other Person, or referred to in a footnote thereto, but shall not include endorsements of items for collection in the ordinary course of business.

          "Guaranties" shall mean, collectively, the joint and several guaranties of the Guarantors to the Banks substantially in the respective forms of guaranties attached hereto as Exhibits E-1 through E-4; each of which is also sometimes referred to herein individually as a "Guaranty."

          "Guarantors" shall mean Hovnanian and all Homebuilding Subsidiaries, all Operating Property Subsidiaries and all Other Corporate Subsidiaries as specified in Schedule 1 attached hereto, as such
          Schedule 1 may be supplemented from time to time in accordance with Subsection 6.1(i) to include Homebuilding Subsidiaries, Operating Property Subsidiaries and Other Corporate Subsidiaries of Hovnanian created or acquired after the date of this Agreement, each of which is also sometimes referred to herein individually as a "Guarantor."

          "Homebuilding Indebtedness" shall mean, at any time, an amount equal to the sum of (i) Senior Homebuilding Indebtedness, and (ii) the unpaid principal balance of Subordinated Debt. Homebuilding Indebtedness shall not include (i) non-recourse Indebtedness on Income Producing Properties, (ii) Indebtedness of any Mortgage Subsidiary,
          (iii) Indebtedness of any Finance Subsidiary, and (iv) non-recourse Purchase Money Mortgages.

          "Homebuilding Subsidiary(ies)" shall mean each and every Consolidated Subsidiary whose business is the construction or management of residential housing for sale. Notwithstanding anything to the contrary herein, K. Hovnanian Mortgage, USA, Inc., shall be deemed to be a Homebuilding Subsidiary (and not a member of any other Subsidiary Group) for the purposes of this Agreement. All Consolidated Subsidiaries which are Homebuilding Subsidiaries as of the date hereof are noted on Schedule 1 attached hereto.

          "Implied Senior Debt Rating" means the rating, if any, designated by one of the Rating Agencies as its Implied Senior Debt Rating for the Company.

          "Income Producing Property(ies)" shall mean, at any date, any residential or commercial property owned by Hovnanian or any Consolidated Subsidiary of which 50% or more of the total square feet is leased or held for purposes of leasing primarily to unaffiliated third parties; each of which is also sometimes referred to herein individually as an "Income Producing Property."

          "Income Producing Property Subsidiary(ies)" shall mean each and every Consolidated Subsidiary whose business is the owning of Income Producing Property. All Consolidated Subsidiaries which are Income Producing Property Subsidiaries as of the date hereof are noted on
          Schedule 1 attached hereto.

          "Income Taxes" shall mean the amount required by GAAP to be recorded as a current or deferred expense for federal, state and local income taxes, whether or not actually paid.

          "Indebtedness" of any Person as of any date shall mean without duplication, (i) all obligations, unconditional, contingent or otherwise, of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, all obligations, unconditional, contingent or otherwise, of such Person in connection with any letters of credit, letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person, or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding), except any such obligation that constitutes a trade payable arising in the ordinary course of business not overdue by more than 90 days or that is being contested in good faith by appropriate proceedings, if and to the extent any of the foregoing "indebtedness" would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP,
          (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), except any such indebtedness that constitutes a trade payable arising in the ordinary course of business not overdue by more than 90 days or that is being contested in good faith by appropriate proceedings, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP, (iv) all Capitalized Lease Obligations of such Person, (v) all indebtedness of the types referred to in clause (i), (ii), (iii) or (iv) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien, upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and
          (vi) any Contingent Obligation (including any obligation which is the economic equivalent of a Contingent Obligation) with respect to any item of this definition (regardless of whether such item would appear on a balance sheet); provided, however, that Indebtedness shall not include guarantees of surety, maintenance and performance bonds, and letters of credit delivered in lieu of surety guarantees or maintenance and performance bonds by Hovnanian or any Consolidated Subsidiary in the ordinary course of business consistent with past practice.

          "Indentures" shall mean, collectively, the Indentures described in clauses (i) and (ii) of the definition of "Subordinated Debt."

          "Index Rate" shall mean the higher of (i) the Prime Rate of Administrative Agent or (ii) the Federal Funds Rate plus 25 basis points.

          "Initial Commitment Fee" shall mean 32-1/2 basis points as of the date of this Agreement.

          "Initial Downward OCP Adjustment" shall mean a decrease of .35 in the Total Debt Multiplier.

               "Initial Letter of Credit Fee" shall mean 142-1/2 basis points as of the date of this Agreement.

          "Initial Libor Margin" shall mean 170 basis points as of the date of this Agreement.
          "Initial Base Rate Margin" shall mean 25 basis points as of the date of this Agreement.

          "Intangibles" shall mean all patents, patent applications, copyrights, trademarks, trade names, goodwill, experimental or organizational expenses and other like items of Hovnanian and the Consolidated Subsidiaries treated as intangibles under GAAP.

          "Interest Expense" shall mean, with respect to any fiscal period of Hovnanian, the amount reported in accordance with GAAP as a current expense for interest for Hovnanian and the Consolidated Subsidiaries. Interest Expense shall be calculated as (i) Interest Incurred on any Indebtedness in the fiscal period, less (ii) the amount of Interest capitalized during the period with respect to Inventory, plus (iii) the amount of previously capitalized interest which was expensed during the period in conjunction with the sale of Inventory, each in accordance with GAAP.

          "Interest Incurred" shall mean, with respect to any Indebtedness and any fiscal period of Hovnanian, the amount of interest, fees or other related payments (other than repayments of principal) determined, in accordance with GAAP, as a cost attributable to the period.

          "Interest Payment Date" shall mean the first day of each month except, in the case of the Libor Based Rate, it shall mean the final day of the applicable Interest Period.

          "Interest Period" shall mean each period ascertained in accordance with Section 3 hereof.

          "Interim Compliance Letter" shall mean a letter to be submitted to each Bank as required by Subsection 6.1(a)(ix) hereof and in the form of Exhibit I attached hereto.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Inventory or Inventory Property(ies)" shall mean, at any date, the sum of (i) Land in Planning, (ii) Land Under Development, (iii) Unsold Lots/Homes Under Construction and (iv) Sold Land/Lots/Homes.

          "Investments" shall mean amounts paid or agreed to be paid by way of investment in or purchase of stock, securities, liabilities, properties, or assets of, or contributed to, other Persons, determined in accordance with GAAP consistently applied. An Investment in any Consolidated Subsidiary shall be equal to the Shareholders' Equity of such Subsidiary determined on a consolidating basis plus any outstanding loans or advances by the Company, Hovnanian or another Guarantor to such Consolidated Subsidiary plus any guarantees by the Company, Hovnanian or another Guarantor of the Indebtedness of such Subsidiary. An Investment in any Joint Venture shall be equal to the sum of (i) outstanding loans and advances to said Joint Venture by the Company, Hovnanian and any other Guarantor, (ii) guarantees of Indebtedness of such Joint Venture by the Company, Hovnanian or any other Guarantor, and (iii) the product of (a) the percent ownership interest in said Joint Venture held by Hovnanian and the Consolidated Subsidiaries and (b) Shareholder's Equity of such Joint Venture.

          "Joinder Agreement" shall mean the agreement substantially in the form of Exhibit G hereto pursuant to which each Homebuilding Subsidiary, Operating Property Subsidiary or Other Corporate Subsidiary formed after the date hereof becomes a Guarantor hereunder and under the Guaranties.

          "Joint Venture" shall mean any entity in which Hovnanian and/or any Consolidated Subsidiary has an ownership interest and whose assets and liabilities are not consolidated with those of Hovnanian (but excluding any issuer referred to in Subsection 6.2(d)(v)). A list of all Joint Ventures as of the date hereof is attached as Schedule 2.

          "KHL" shall mean KHL, Inc., a Delaware corporation and a wholly-owned subsidiary of Hovnanian, which is not a Guarantor but is a Restricted Subsidiary.

          "Land in Planning" shall mean, at any date, an amount equal to the lower of Cost or Market Value (determined in accordance with GAAP consistently applied) of any land which has not been granted "Preliminary Approvals" for residential development. For purposes of this calculation, Cost shall include only land cost and all capitalized expenses.

          "Land Under Development" shall mean, at any date, an amount equal to the lower of Cost or Market Value (determined in accordance with GAAP consistently applied) of any land that has been granted "Preliminary Approvals" for residential development but neither the slab nor foundation is complete nor has a third party purchaser paid a cash deposit. For purposes of this calculation, Cost shall include land cost and all capitalized expenses.

          "Letter(s) of Credit" shall have the meaning ascribed to such term in Subsection 2.8 hereof.

          "Letter of Credit Fees" shall mean all fees and similar payments paid in connection with the issuance of Letters of Credit which under GAAP are required to be recorded as a current expense.

          "Libor" shall mean, with respect to a specified Interest Period, that rate of interest per annum determined by the Administrative Agent (whose determination shall be final and conclusive save for any manifest error) to be equal to the average of the rates per annum (set forth on Telerate display page 3750 or such other display page on the Telerate System as may replace such page to evidence the average of rates quoted by banks designated by the British Bankers' Association (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Administrative Agent) at which deposits of United States Dollars of an amount comparable to the amount of the borrowing hereunder or the outstanding principal amount, as the case may be, from the Banks, and for a period equal to the duration of the specified Interest Period, are offered to the Administrative Agent in the London Interbank Eurodollar Market at or about eleven a.m. (London time) on the second Business Day immediately preceding the first day of such Interest Period for delivery on the first day of such Interest Period.

          "Libor Based Rate" shall mean, with respect to a specified Interest Period, that rate of interest per annum which is equal to Libor as determined by the Administrative Agent plus the Applicable Libor Margin, plus, the cost (as determined by the Administrative Agent whose determination shall be final and conclusive save for manifest error) of maintaining the Reserve Percentage required for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in RegulationD of the Regulations of the Board of Governors of the Federal Reserve System).

          "Loan Percentage" shall mean, as of the date a remittance is to be made by the Administrative Agent to the Banks hereunder, the aggregate principal amount outstanding under all Notes held by a Bank divided by the aggregate principal amount outstanding under all Notes held by all Banks.

          "Loans" shall mean the aggregate of all outstanding Revolving Credit Loans and the Swing Loan.

          "LOC Bank" shall mean each of the Banks and any successors thereto or assigns thereof, all of which are also referred to herein sometimes collectively as the "LOC Banks."

          "Losses" shall have the meaning set forth in Section 9.5 hereof.

          "Mandatory Principal Payments" shall mean at any time, the principal payments scheduled to be paid on Subordinated Debt. The Mandatory Principal Payments for Subordinated Debt outstanding on the date hereof are set forth on Schedule 3 attached hereto.

          "Market Value" shall mean the fair market value of any asset used for purposes of determining Book Value (where such value is less than Cost), determined in accordance with GAAP consistently applied. "Material Adverse Effect" shall mean (i) any material adverse change in the business, properties, assets, liabilities, financial condition, operations, results of operations, or business prospects, of Hovnanian and its Consolidated Subsidiaries as a whole, (ii) a material adverse effect on the ability of the Company to pay or perform its obligations hereunder and under the Notes or on the ability of the Guarantors taken as a whole to pay or perform their respective obligations hereunder and under the Guaranties, or (iii) a material adverse effect on the validity or enforceability of this Agreement, Notes or Guaranties.

               "Minimum Equity" shall mean, at any time, the sum of the following: (i)(x) (as of the Starting Date) Base Minimum Equity and
          (y) (for the period following the Starting Date) Minimum Equity as of the last day of the immediately preceding fiscal year (or for each fiscal quarter following and in the same fiscal year as an Equity Issuance Quarter, the Alternate Minimum Equity as of the end of such preceding Equity Issuance Quarter), (ii) 50% of each fiscal quarter's Consolidated Net Income, if such quarter's Consolidated Net Income is positive, earned since the end of the immediately preceding fiscal year (or if Alternate Minimum Equity is used in clause (i) above, then earned after the end of such preceding Equity Issuance Quarter), and
          (iii) 50% of all proceeds realized by Hovnanian from the issuance of any Equity Securities after the immediately preceding fiscal year-end (or if Alternate Minimum Equity is used in clause (i) above, then realized after the end of such preceding Equity Issuance Quarter), except that at the end of any Equity Issuance Quarter, Minimum Equity shall be equal to Alternate Minimum Equity. Notwithstanding the provisions of clause(ii) above, the calculation under such clause(ii) for the final quarter of each fiscal year shall take into account 50% of all Consolidated Net Income (but only if such amount is positive) earned in such fiscal year.

          "Minimum Equity Securities Issuance" shall mean the issuance by Hovnanian of Equity Securities pursuant to which Hovnanian receives at least $10,000,000 of net proceeds.

          "Moody's" means Moody's Investors Service, Inc., or any successor.

          "Mortgage Receivables" shall mean all present and future individual residential mortgage receivables held by Hovnanian or any Consolidated Subsidiary.

          "Mortgage Subsidiary(ies)" shall mean each and every Consolidated Subsidiary whose business is the making of mortgage loans. All Consolidated Subsidiaries which are Mortgage Subsidiaries as of the date hereof are noted on Schedule 1 (as supplemented) attached hereto.

          "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

          "Net Income" shall mean for any period the net income (or loss) after Income Taxes for such period determined in accordance with GAAP consistently applied.

          "Net Income From Income Producing Property(ies)" shall mean Net Income of any Income Producing Property Subsidiary.

          "Net Worth Amount" shall mean Adjusted Tangible Net Worth less Subordinated Debt.

          "Notes" shall mean the Revolving Credit Notes and the Swing Line Note, each of which is also sometimes referred to herein individually as a "Note."

          "Operating Lease" shall mean for any Person any lease of property which would not be classified as a Capitalized Lease under GAAP consistently applied, other than a lease under which such Person is the lessor.

          "Operating Property" shall mean any property owned by Hovnanian or any Consolidated Subsidiary of which more than 50% of the total square feet is occupied by Hovnanian and/or a Consolidated Subsidiary.

          "Operating Property Subsidiary(ies)" shall mean each and every Consolidated Subsidiary which owns Operating Property. All Operating Property Subsidiaries as of the date hereof are noted on Schedule 1 attached hereto.

          "Optional Sinking Fund Payment(s)" shall mean any amount of money paid to reduce the amount due on the Subordinated Debt made in excess of or prior to the due date of Mandatory Principal Payments. If Hovnanian or the Company, as the case may be, prepays in full an issue of Subordinated Debt and refinances the issue no more than 60 days after such prepayment, then such prepayment shall not be an Optional Sinking Fund Payment provided the new issue shall be equally subordinated and shall contain terms and conditions that are equal or more favorable to Hovnanian or the Company, as the case may be, with respect to interest, maturity and payment schedule. For any period for which Optional Sinking Fund Payments are to be determined for any purpose under this Agreement, a credit shall be given in such calculation equal to that portion of any Mandatory Principal Payment due during such period which was not required to be made as a result of the prior payment (during or prior to such period) of any Optional Sinking Fund Payment(s). Notwithstanding the foregoing, no prepayment of the Indebtedness referenced in clause (i) of the definition of Subordinated Debt shall be treated as an Optional Sinking Fund Payment.
          "Other Corporate Subsidiary(ies)" shall mean each and every Consolidated Subsidiary which is not a Homebuilding Subsidiary, a Finance Subsidiary, an Income Producing Property Subsidiary, a Mortgage Subsidiary, an Operating Property Subsidiary, the Company or KHL. All Other Corporate Subsidiaries as of the date hereof are noted on Schedule 1 attached hereto.

          "Other Senior Homebuilding Indebtedness" shall mean, at any time, the aggregate amount of unsecured Senior Homebuilding Indebtedness which is either (x) term indebtedness having a maturity date subsequent to the Commitment Termination Date or (y) committed revolving credit indebtedness with a maturity date of less than 365 days from its date of issuance less (i) the outstanding principal balance of the Loans,
          (ii) the aggregate face amount of Letters of Credit issued under the Revolving Credit Commitment, and (iii) Guarantees made by Hovnanian or any Restricted Subsidiary in the ordinary course of business.

          "Out of Compliance Period" shall mean any fiscal quarter as of the end of which the Fixed Charge Coverage Ratio is lower than 1.25 and Actual Leverage is equal to or lower than 2.20.

          "Out of Compliance Period Adjustments" shall mean (i) for two (2) consecutive Out of Compliance Periods (as to which clause (ii) below does not apply), an Initial Downward OCP Adjustment shall be made as of the end of the second such Out of Compliance Period, (ii) for each Out of Compliance Period following an Initial Downward OCP Adjustment without any intervening Reversing Upward OCP Adjustment pursuant hereto, a Secondary Downward OCP Adjustment shall be made as of the end of such fiscal quarter, (iii) for each Compliant Quarter following an Initial Downward OCP Adjustment and one or more Secondary Downward OCP Adjustments without an equal number of intervening Reversing Secondary Upward OCP Adjustments, a Reversing Secondary Upward OCP Adjustment shall be made as of the end of such fiscal quarter, and
          (iv) for each Compliant Quarter following an Initial Downward OCP Adjustment (a) without any subsequent Secondary Downward OCP Adjustment and any intervening Reversing Upward OCP Adjustment or (b) followed by one or more Secondary Downward OCP Adjustments followed by an equal number of intervening Reversing Secondary Upward OCP Adjustments, a Reversing Upward OCP Adjustment shall be made as of the end of such fiscal quarter.

          "Outstanding Letters of Credit" shall mean those letters of credit issued under the Prior Credit Agreement and outstanding as of the date hereof as listed on Schedule 12 attached hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any other governmental agency, department or instrumentality succeeding to the functions of such corporation.

          "Performance Letters of Credit" shall mean Letters of Credit described in clause (ii) of the first sentence of Subsection 2.8(a).

          "Permitted Encumbrances" shall mean the Encumbrances permitted to be created, assumed or suffered by Company, Hovnanian or the Consolidated Subsidiaries in accordance with Subsection 6.2(b) herein.

          "Permitted Guarantees" shall mean the Contingent Obligations permitted in accordance with Subsection 6.2 (c) herein.

          "Permitted Indebtedness" shall mean the Indebtedness permitted to be incurred by Company, Hovnanian and/or Consolidated Subsidiaries in accordance with Subsection 6.2(a) herein.

          "Permitted Investments" shall mean Investments permitted in accordance with Subsection 6.2(d) herein.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, limited liability company or partnership, joint venture, Governmental Authority or other entity.

          "Plan" shall mean any plan, including single employer, multiple employer and multiemployer plans, subject to Title IV of ERISA and established, maintained or contributed by Hovnanian or any member of the Controlled Group at any time during the two-year period ending on the date hereof or at any time hereafter.

          "Pledge Agreement" shall mean the pledge agreement of Hovnanian substantially in the form of Exhibit H attached hereto and made a part hereof, pledging to the Banks all of the issued and outstanding shares of stock of KHL as collateral security for the obligations of Hovnanian pursuant to the Guaranties.

          "Potential Event of Default" shall mean any occurrence, condition, act or omission which with the passage of time or the giving of notice or both would result in an Event of Default hereunder.

          "Preliminary Approvals" shall mean the following: (i)in New Jersey, as defined in the Municipal Land Use Law (N.J.S.A. 40:55D-1 et seq.) and (ii) for states other than New Jersey, a point in time equivalent thereto.

          "Prime Rate" shall mean the fluctuating rate of interest announced from time to time by the Administrative Agent as its "prime rate," "prime lending rate," "base rate" or "base lending rate." This rate of interest is determined from time to time by the Administrative Agent as a means of pricing some loans to customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Administrative Agent or any Bank to any particular class or category of customers of the Administrative Agent or any Bank.

          "Prior Credit Agreement" shall mean that certain Amended and Restated Credit Agreement dated as of July 29, 1998, as amended July 13, 1999, among Hovnanian, the Company, certain Subsidiaries thereof named therein, the financial institutions named therein and PNC Bank, National Association, as Agent, as amended.

          "Purchase Money Mortgages" shall mean non-recourse mortgages granted to secure Indebtedness incurred for the acquisition of Inventory Property.

          "Rating Agency" means each of S&P and Moody's.

          "Rating Change" means a change in the applicable rating among the five tiers on the following chart assigned by one of the respective Rating Agencies as its Implied Senior Debt Rating for the Company (the present assigned rating by each Rating Agency being at (or in the case of Moody's deemed at) the third tier shown below), or if no Implied Senior Debt Rating is then assigned, then at the fifth tier shown below:

               S & P               Moody's        Tiers
               BB+ (or better)     Ba1 (or better)     First
               BB             Ba2            Second
               BB-            Ba3            Third
               B+             B1             Fourth
               B (or worse)        B2 (or worse)       Fifth

          "Related Businesses" shall mean non-publicly owned companies, partnerships and other entities whose business is residential housing for sale.

          "Reportable Event" shall mean any of the events which are reportable under Section 4043 of ERISA and the regulations thereunder.

          "Requisite Banks" shall mean Banks having or holding 66-2/3%, or a greater percentage, of the aggregate Facility Commitments of all Banks.

          "Reserve Percentage" shall mean, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement for a member bank of the Federal Reserve System in the Second District with deposits exceeding one billion dollars in respect of new time deposits in dollars having a maturity comparable to the applicable Interest Period and in an amount of $100,000 or more. For purposes of this computation under the provisions of Regulation D, it shall be assumed that such bank's reserve ratio on such time deposits shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

          "Restricted Investments" shall mean (i) Investments in Related Businesses, (ii) Investments in Joint Ventures, and (iii) loans by Hovnanian to any Mortgage Subsidiary.

          "Restricted Payments" shall mean (i) Distributions by Hovnanian, (ii) Capital Stock Retirements, and (iii) Optional Sinking Fund Payments.

          "Restricted Subsidiary(ies)" shall mean, at any time, the Company, all Homebuilding Subsidiaries, and KHL, Inc.

          "Reversing Secondary Upward OCP Adjustment" shall mean an increase of .10 in the Total Debt Multiplier.

          "Reversing Upward OCP Adjustment" shall mean an increase of .35 in the Total Debt Multiplier.

          "Revolving Credit Commitments" means the collective commitments of all the Banks to make Revolving Credit Loans to the Company pursuant to this Agreement in an aggregate principal amount not to exceed, at any time outstanding, $365,000,000, provided, however, that the Revolving Credit Commitment of each Bank shall at all times be reduced by an amount equal to each such Bank's Revolving Credit Commitment Percentage of any then outstanding Excess Other Senior Homebuilding Indebtedness and the "Revolving Credit Commitment" of any Bank at any particular time means the respective commitment of such Bank to make Revolving Credit Loans to the Company pursuant to this Agreement in an amount equal to its Revolving Credit Commitment Percentage multiplied by the aggregate principal amount of the Revolving Credit Commitments, all as set forth on Schedule 9 attached hereto.

          "Revolving Credit Commitment Percentage" shall mean, with respect to any Bank at any time, the amount of such Bank's Revolving Credit Commitment divided by the aggregate amount of the Revolving Credit Commitments of all the Banks, as set forth on Schedule 9 attached hereto.

          "Revolving Credit Facility" shall have the meaning specified in Subsection 2.1 hereof.

          "Revolving Credit Loan(s)" shall have the meaning specified in Subsection 2.1 hereof.

          "Revolving Credit Notes" shall mean the promissory notes of the Company described in Subsection 2.2 hereof, each of which is also sometimes referred to herein individually as a "Revolving Credit Note."

          "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., or any successor.

          "Secondary Downward OCP Adjustment" shall mean a decrease of .10 in the Total Debt Multiplier.

          "Senior Homebuilding Indebtedness" shall mean, at any time, the sum of the following: (i) outstanding Letters of Credit, (ii) Guarantees made by Hovnanian or any Restricted Subsidiary in the normal course of business, (iii) outstanding principal balance of the Loans, (iv) all other Indebtedness not included above, for which the obligor is Hovnanian and/or a Restricted Subsidiary. Specifically excluded from Senior Homebuilding Indebtedness are the following: (i) Indebtedness on or Hovnanian's Guarantee of Indebtedness on Income Producing Properties, (ii) Indebtedness of any Mortgage Subsidiary, (iii) Indebtedness of the Finance Subsidiaries, (iv) Indebtedness secured by non-recourse Purchase Money Mortgages, (v) Indebtedness incurred pursuant to Subsection 6.2(a)(v), (vi) Permitted Guarantees of indebtedness of any Consolidated Subsidiary, and (vii) Subordinated Debt.

          "Shareholders Equity" shall mean the stockholders' equity (excluding redeemable preferred stock) of Hovnanian, determined in accordance with GAAP consistently applied, except that there shall be deducted from stockholders' equity any amount reflected as treasury stock.

          "Sold Land/Lots/Homes" shall mean, at any time, the capitalized construction costs (determined in accordance with GAAP consistently applied) of any home/unit upon which a third party purchaser has paid a cash deposit. This shall include the proportional costs of the land under the unit, site improvements, and soft costs incurred to date as well as direct construction costs.

          "Starting Date" shall mean January 31, 1998.

          "Subordinated Debt" shall mean (i) the Company's 9-3/4% Subordinated Notes due June 1, 2005 in an original principal amount of $100,000,000, issued pursuant to an Indenture dated as of May 28, 1993 between the Company and First Fidelity Bank, National Association, New Jersey (having since merged into First Union National Bank), as Trustee, having a current outstanding principal balance of $100,000,000, and (ii) any other unsecured indebtedness of Hovnanian, the Company or any Consolidated Subsidiary which is subordinated by its terms to the prior payment in full of the Indebtedness evidenced by this Agreement, the Notes and the Letters of Credit, as may be outstanding from time to time, in a manner no less favorable to the Banks than the terms of the Subordinated Debt described in clause (i) above and which contains covenants that are not materially less favorable to Hovnanian, the Company or any Consolidated Subsidiary than those contained in the Subordinated Debt described in clause (i) above.

          "Subsidiary" shall mean, for the purposes hereof, any corporation, limited liability company or limited partnership more than 50 percent of the voting stock power (or, as the case may be, voting membership or partnership interests) of which at the time is owned or controlled (whether now existing or hereafter authorized or acquired) directly by Hovnanian or any Subsidiary or by any combination of Hovnanian and any one or more Subsidiaries.

          "Subsidiary Groups" shall mean Homebuilding Subsidiaries, Mortgage Subsidiaries, Finance Subsidiaries and Income Producing Property Subsidiaries.

          "Swing Loan" shall have the meaning specified in Subsection 2.2 hereof.

          "Swing Loan Commitment" shall mean the commitment of the Swing Loan Lender to make Swing Loans to the Company pursuant to this Agreement in an aggregate principal amount not to exceed, at any time outstanding, $10,000,000.

          "Swing Loan Lender" shall mean PNC Bank, National Association.

          "Swing Loan Note" shall mean the promissory note of the Company described in Subsection 2.3(b) hereof.

          "Syndication Agent" shall mean Bank of America, NA, in its capacity as Syndication Agent for the Banks hereunder pursuant to Section 9 and not in its capacity as a Bank, and any successor Syndication Agent appointed pursuant to Section 9.

          "Total Debt Multiplier" shall mean 2.40, subject to Out of Compliance Period Adjustments which cannot, in any event, cause the Total Debt Multiplier to exceed 2.40.

          "Unencumbered" shall mean, with respect to Inventory Properties and Income Producing Properties, such Properties on which there is no Encumbrance of any kind except (i) liens for taxes, assessments, levies, fees, water and sewer rents, and other governmental and similar charges, (ii) liens of mechanics, materialmen and laborers for work or services performed or materials furnished in connection with such Properties, which, or the amount or validity of which, are being contested in good faith and on which execution is stayed or which have been due for less than 30 days, and (iii) easements, restrictions and other similar encumbrances which do not materially affect the value or use of such Properties.

          "Unsold Lots/Homes Under Construction" shall mean, at any time, the capitalized construction costs (determined in accordance with GAAP consistently applied) of any home/unit being built for which construction of slab or foundation has been completed and upon which no cash deposit has been paid. This shall include the proportional costs of the land under the unit, site improvements and soft costs incurred to date.

          "Warehouse Line of Credit" shall mean a line of credit provided to any Mortgage Subsidiary for the purpose of financing Mortgage Receivables.


     . All terms defined in this Agreement shall have the defined meanings when used in the Schedules and Exhibits hereto, and in the Notes, the Guaranties and the Pledge Agreement, and any certificates, reports or other documents made or delivered pursuant to this Agreement, unless the context otherwise requires.

     . Each accounting term not defined in this Agreement, and each accounting term partly defined in this Agreement to the extent not defined, shall have the meaning given to it under GAAP consistent with those principles utilized in preparing the audited financial statements of Hovnanian dated the Starting Date.

     (a) Subject to the terms and conditions of this Agreement, each Bank severally agrees to make cash advances in the nature of revolving credit loans (each a "Revolving Credit Loan" and collectively the "Revolving Credit Loans") to the Company, from time to time from the date hereof until the Commitment Termination Date, in an aggregate principal amount at any one time outstanding not to exceed the amount of its respective Revolving Credit Commitment. During the aforesaid period, the Company may borrow, prepay in whole or in part and re-borrow, all in accordance with the terms and conditions hereof. Each Revolving Credit Loan hereunder shall be in the minimum lending group aggregate principal amount of $100,000 or any larger integral multiple of $100,000 (except that any such Revolving Credit Loan may be in the aggregate amount of the unused Revolving Credit Commitments) and shall be made ratably from the several Banks in proportion to their respective Revolving Credit Commitment Percentages. All outstanding Revolving Credit Loans, unless otherwise due and payable under the terms hereof, shall be due and payable on the Commitment Termination Date. Except as may be expressly stated in this Agreement, no Bank shall at any time be liable for or have any duty to provide funding for all or any portion of Revolving Credit Loans to be made by or any other undertaking to be performed by, any other Bank hereunder.

     (b) All Existing Revolving Loans as of the date of this Agreement shall not be deemed satisfied or discharged and shall be deemed made and outstanding under this Agreement. To the extent any Bank was not a party to the Prior Credit Agreement or had a pro rata commitment percentage under the Prior Credit Agreement which is different from its Revolving Credit Commitment Percentage under this Agreement, such Bank shall, on the date of receipt of notice from the Administrative Agent, make a remittance or, as the case may be, receive a remittance from another Bank or Banks in accordance with the calculations and instructions provided by the Administrative Agent in order that each Bank's share of the Revolving Credit Loans outstanding as of the date hereof shall be based on its Revolving Credit Commitment Percentage hereunder.

     . Subject to the terms and conditions of this Agreement, the Swing Loan Lender agrees to make certain temporary loans (each a "Swing Loan" and collectively the "Swing Loans") to the Company, from time to time from the date hereof until the Commitment Termination Date, in an aggregate principal amount at any one time outstanding not to exceed the amount of the Swing Loan Commitment. During the aforesaid period, the Company may borrow, prepay in whole or part and reborrow, all in accordance with the terms and conditions hereof. In the event that Swing Loans are outstanding for any period of nine
(9) consecutive Business Days, the Company shall repay to the Swing Loan Lender the unpaid principal balance of all outstanding Swing Loans on the following Business Day up to an amount representing the difference, on such Business Day, between the aggregate Revolving Credit Commitments and the aggregate outstanding principal amount of the Revolving Credit Loans and the Letters of Credit. All outstanding Swing Loans, unless otherwise due and payable under the terms hereof, shall be due and payable on the Commitment Termination Date.

     (a) The Revolving Credit Loans from each Bank pursuant to Subsection 2.1 hereof shall be evidenced by a separate promissory note substantially in the respective forms attached hereto as Exhibits A-1 through A-4 hereto, payable to the order of such Bank in a principal amount equal to the amount of its Revolving Credit Commitment, (each individually, a "Revolving Credit Note", and collectively, the "Revolving Credit Notes"). The Revolving Credit Notes shall each (i) be dated the date hereof, (ii) be stated to mature on the Commitment Termination Date, and (iii) bear interest on the unpaid principal amount thereof from the date thereof at a rate per annum determined in accordance with the provisions of Section 3 of this Agreement, payable on the Interest Payment Dates as specified in Section 3 of this Agreement until payment in full of the principal balance thereof.

     (b) The Swing Loans from the Swing Loan Lender pursuant to Subsection 2.2 hereof shall be evidenced by a separate promissory note substantially in the form attached hereto as Exhibit "B" payable to the order of the Swing Loan Lender in a principal amount equal to the Swing Loan Commitment (the "Swing Loan Note"). The Swing Loan Note shall (a) be dated the date hereof, (b) be stated to mature on the Commitment Termination Date, and (c) bear interest on the unpaid principal balance thereof from the date thereof at a rate per annum determined in accordance with the provisions of Section 3 of this Agreement, payable on the Interest Payment Date as specified in Section 3 of this Agreement until payment in full of the principal balance thereof.

     (a) Prior to each Revolving Credit Loan hereunder, the Company shall give the Administrative Agent not less than three (3) Business Days' irrevocable notice thereof (if the Libor Based Rate is specified) or irrevocable notice thereof on the day the Revolving Credit Loan is to be made (if the Prime Based Rate is specified), in each case by telephone, followed by written notice substantially in the form of the Notice of Drawdown set forth as Exhibit "C-1" attached hereto and made a part hereof. Each such Revolving Credit Loan shall be effected by transferring the amount thereof to the Company in accordance with the payment instructions set forth in the Notice of Drawdown on the date specified in such Notice of Drawdown.

     (b) Prior to each Swing Loan hereunder, the Company shall give the Swing Loan Lender irrevocable notice thereof in each case by telephone, followed by written notice substantially in the form of the Notice of Drawdown set forth as Exhibit "C-2" attached hereto and made a part hereof. Each such Swing Loan shall be effected by transferring the amount thereof to the Company in accordance with the payment instructions set forth in the Notice of Drawdown on the date specified in such Notice of Drawdown.

     (c) (i) All requests by the Company for Revolving Credit Loans shall be made by 11:00 a.m., New Jersey time, on the day specified in subparagraph (a) hereof. Upon receiving a request for a Revolving Credit Loan in accordance with subparagraphs (a) and (c) hereof, Administrative Agent shall notify all Banks of the request as soon as practical thereafter in writing by facsimile transmission, but no later than twelve o'clock (12:00) noon, New Jersey time or as soon as is reasonably practicable thereafter. Each Bank shall remit its applicable Revolving Credit Commitment Percentage of the requested Revolving Credit Loan to Administrative Agent by remitting federal funds immediately available, to Administrative Agent pursuant to Administrative Agent's instructions prior to two-thirty (2:30) p.m. New Jersey time on the date the Revolving Credit Loan is to be made. Subject to the satisfaction of the terms and conditions hereof, Administrative Agent shall make the requested Revolving Credit Loan available to the Company (to the extent of those portions of the Revolving Credit Loan actually received from the Banks) by crediting such amount to the Company's operating account with Administrative Agent as soon as reasonably practicable after two-thirty (2:30) p.m. New Jersey time on the day the requested Revolving Credit Loan is to be made. If any Bank fails to make available to the Administrative Agent on a timely basis, as provided above, its applicable share of the requested Revolving Credit Loan, the Administrative Agent shall also be entitled to advance on behalf of such Bank, at the sole discretion of the Administrative Agent, the share of such Bank and then recover from such Bank (together with the amount so advanced) interest at the Federal Funds Rate on such unpaid share for each day such amount is not so remitted to the Administrative Agent.

          (ii) All requests by the Company for Swing Line Loans shall be made by two o'clock (2:00) p.m. New Jersey time, on the day such Loan is to be made and, subject to the terms and conditions of this Agreement, the Swing Line Lender shall make the requested Swing Line Loan available to the Company by crediting such amount to the Company's operating account with Administrative Agent as soon as reasonably practicable thereafter.

     . All payments (including prepayments) by the Company of the principal of and interest on the Notes shall be made at the offices of the Administrative Agent, for the benefit of each Bank, as set forth in this Agreement, or at such other place as the Administrative Agent may from time to time designate, in lawful money of the United States of America and, in the case of principal payments, in immediately available funds and, in the case of interest payments, except as otherwise provided in any of the Notes, by check subject to collection. Interest shall be calculated on the basis of actual days elapsed in a year of 360 days. Each Bank shall have the right to charge any deposit account of the Company or any Guarantor with such Bank for the amount of any obligation then due and owing hereunder to such Bank. If any payment hereunder becomes payable on a day which is not a Business Day, such due date shall be extended to the next succeeding Business Day and interest thereon shall be payable at the then applicable rate during such extended period.

     . The proceeds of the borrowings hereunder shall be used by the Company for general corporate purposes of Hovnanian and the Restricted Subsidiaries or to make Investments in other Subsidiaries as allowed hereunder.

     . The Company may, at any time or from time to time, prepay the Notes, in whole or in part, without premium or penalty; provided, however, that any prepayment of the Notes shall be made first (if no Event of Default is then outstanding) to accrued and unpaid interest ratably to the Banks in proportion to the accrued interest on their respective Notes, next to any accrued and unpaid fees provided for herein, next to the unpaid principal balance of the Swing Loan Note, and then ratably to the several Banks in proportion to the principal amounts outstanding on the respective Revolving Credit Notes. Any prepayment of any Revolving Credit Loan for which the Company has specified the Libor Based Rate as the Elected Interest Rate made on any day other than the final day of an Interest Period with respect thereto shall be accompanied by any amounts owing pursuant to Subsection 3.9 hereof. All prepayments of the Notes other than in respect of Loans bearing interest at the Prime Based Rate shall be made upon at least two (2) Business Days' notice in each case by telephone, followed by written notice to the Administrative Agent specifying the date and the amount of prepayment and upon the payment of accrued interest on the amount of principal prepaid. All partial prepayments shall be in the minimum amount of $100,000 or any integral multiple thereof.

     (a) Subject to the terms and conditions of this Subsection 2.8 and Section 5, the Company may utilize a portion of the amounts available under the Revolving Credit Commitments of the Banks, in an aggregate amount not to exceed $80,000,000 with respect to all of the LOC Banks and not to exceed a maximum amount for each LOC Bank at any time as set forth on Schedule 11 attached hereto and made part hereof, in the form of letters of credit (each a "Letter of Credit" and, collectively, the "Letters of Credit") (i) to secure payment of customer escrow deposits, (ii) to serve as performance bonds, or to serve as collateral, directly or indirectly, to support performance bonds, and (iii) to serve as collateral for outstanding non-recourse notes. All Outstanding Letters of Credit shall be deemed issued under this Agreement. The Letters of Credit shall be issued by a LOC Bank for the joint and several account of the Company and the Consolidated Subsidiary of Hovnanian requesting issuance of the Letter of Credit upon at least three (3) Business Days' prior written notice from the Company or such Consolidated Subsidiary to such LOC Bank requesting such issuance and specifying the stated amount of the Letter of Credit requested, the requested date of issuance, the expiration date thereof and the beneficiary thereof. No Letter of Credit shall be issued hereunder with an expiration date on or after one (1) Business Day immediately preceding the Commitment Termination Date. Unless the LOC Bank has received notice from any Bank on or before the Business Day immediately preceding the date the LOC Bank is to issue the requested Letter of Credit that one or more of the conditions specified in Subsection 5.2 are not then satisfied, then subject to the terms and conditions of this Subsection 2.8 and provided that the applicable conditions set forth in Subsection 5.2 hereof have been satisfied, the LOC Bank shall, on the requested date, issue such Letter of Credit in accordance with the LOC Bank's usual and customary business practices; provided, however, that the LOC Bank shall not be under any obligation to issue any Letter of Credit if:

          (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the LOC Bank from issuing such Letter of Credit or any requirement of any law applicable to the LOC Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the LOC Bank shall prohibit, or request that the LOC Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the LOC Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the LOC Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the LOC Bank as of the date hereof, and which the LOC Bank in good faith deems material to it; or

          (ii) the LOC Bank shall have received written notice from any Bank or the Company on or before the Business Day immediately preceding the requested date of issuance of such Letter of Credit that one or more of the conditions contained in Subsection 5.2 is not then satisfied.

The beneficiary of any Letter of Credit issued shall be authorized to draw upon the LOC Bank on the terms and subject to the conditions set forth in such Letter of Credit. When requesting a Letter of Credit from any LOC Bank, the Company shall simultaneously supply a copy of such request to the Administrative Agent.

     (b) All Letters of Credit shall be issued in accordance with and subject to the LOC Bank's then current application and reimbursement agreement for, and policies relating to, its letters of credit and, to the extent not otherwise provided for in such application, shall be issued subject to and shall be governed by the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce ("UCP") as in effect from time to time and, as to matters not governed by the UCP, shall be governed by Article 5 of the Uniform Commercial Code as in effect and as construed in the jurisdiction of the LOC Bank. With respect to each Letter of Credit, the Company for itself and on behalf of the Consolidated Subsidiary requesting such Letter of Credit shall provide to the LOC Bank, at least three (3) Business Days prior to the requested issuance date, a completed application, signed on a joint and several basis by the Company and such Consolidated Subsidiary, for such Letter of Credit in such form as the LOC Bank shall require, together with such other documents or items as may be required pursuant to the terms thereof. Any Letters of Credit outstanding at the time of acceleration of any Note shall be either fully collateralized by cash, United States government securities or replaced by the Company with letters of credit issued by another banking institution acceptable to the beneficiaries of such outstanding Letters of Credit. Notwithstanding the provisions of Section2.8(b) of this Agreement to the contrary, a completed Letter of Credit application signed only by a Consolidated Subsidiary located in and with its principal business activities conducted in the State of California, and not by the Company as well, shall be acceptable to the LOCBank to which such application is submitted (subject to the satisfactory completion or fulfillment of all other conditions to the issuance of Letters of Credit set forth in this Agreement), provided, however, that by reason hereof, without further consent, agreement or document from the Company, the Company shall automatically be deemed to have unconditionally guaranteed, as surety, the reimbursement obligations of such Consolidated Subsidiary to the LOCBank with respect to any such Letter(s) of Credit. All other provisions of this Agreement, specifically including without limitation Sections2.8 and 2.9, shall be applicable to all Letters of Credit issued pursuant to this paragraph as if the application had been signed by both such Consolidated Subsidiary and the Company.

     (c) The amount paid by a LOC Bank pursuant to any draw on a Letter of Credit shall create an immediate reimbursement obligation on the part of the Company which obligation shall bear interest at the Base Rate; provided, however, that in the event that at the time of such drawing all of the conditions set forth in Subsection 5.2 have been met, then, at the Company's request in accordance with the provisions of Subsection 2.4, the amount to be reimbursed to a LOC Bank may be advanced as a Revolving Credit Loan or a Swing Line Loan hereunder and treated by the Banks as a borrowing by the Company in accordance with Section 2 of this Agreement, except that any such Loan shall not be subject to the minimum borrowing amounts specified in Subsection 2.1 of this Agreement. The stated amount of all outstanding Letters of Credit issued under this Subsection shall also be treated by the Banks as borrowings by the Company for purposes of determining the aggregate amount remaining available under the Revolving Credit Commitments and for all other purposes under this Agreement.

     (d) With respect to any Letter of Credit issued pursuant to this Subsection the Company shall pay a letter of credit fee (computed on the basis of a 360 day year) on the face amount of each Letter of Credit, payable on a quarterly basis in arrears on the last day of each quarter, as follows: twelve and one half (12-1/2) basis points shall be payable to the Administrative Agent solely for the benefit of the issuing LOC Bank and the Applicable Letter of Credit Fee shall be payable to the Administrative Agent for the pro rata benefit of each of the Banks (including the issuing LOC Bank) in an amount equal to such Bank's Revolving Credit Commitment Percentage of such portion of the letter of credit fee payment. With respect to each Letter of Credit, the Company shall also pay to the LOC Bank issuing such Letter of Credit such LOC Bank's standard issuance, administrative and drawing fees payable in connection with letters of credit.

     (e) With respect to each Letter of Credit issued pursuant to this Subsection, the Company agrees to all risks of acts or omissions of any beneficiary or transferee of any Letter of Credit. In furtherance of, and not in limitation of, the rights and powers of the LOC Bank under the UCP, but subject to all other provisions of this Subsection 2.8(f), it is understood and agreed with respect to each Letter of Credit, that the LOC Bank shall not have any liability for and the Company assumes all responsibility for: (i) the genuineness of any signature; (ii) the form, correctness, validity, sufficiency, genuineness, falsification and legal effect of any draft, certification or other document required by any Letter of Credit or the authority of the person signing the same; (iii) the failure of any instrument to bear any reference or adequate reference to any Letter of Credit or the failure of any person to note the amount of any instrument on the reverse of any Letter of Credit or to surrender any Letter of Credit or to forward documents in the manner required by any Letter of Credit or otherwise to comply with the terms and conditions of the Letter of Credit; (iv) the good faith or acts of any Person other than the LOC Bank and its agents and employees; (v) the existence, form, sufficiency or breach of or default under any agreement or instrument of any nature whatsoever;
(vi) any delay in giving or failure to give any notice, demand or protest; and
(vii) any error, omission, delay in or nondelivery of any notice or other communication, however sent. The determination as to whether the required documents are presented prior to the expiration of any Letter of Credit and whether such other documents are in proper and sufficient form for compliance with any Letter of Credit shall be made by the LOC Bank in its sole discretion, which determination shall be conclusive and binding upon the Company. Any action, inaction or omission on the part of a LOC Bank under or in connection with any Letter of Credit or related instruments or documents, if in good faith and in conformity with such laws, regulations or commercial or banking customs as the LOC Bank may deem to be applicable, shall be binding upon the Company, shall not place the LOC Bank under any liability to the Company, and shall not affect, impair or prevent the vesting of any of the rights or powers of the LOC Bank hereunder or the Company's obligation to make reimbursements of any amount paid on any Letters of Credit. If the Company and the beneficiary under any Letter of Credit, in writing or orally, request or consent to any modification or extension of any Letter of Credit or waive failure of any draft, certificate or other document to comply with the terms of any Letter of Credit, the LOC Bank shall be deemed to have relied and be entitled to rely on such request, consent or waiver with respect to any action taken or omitted by the LOC Bank pursuant to any such request, consent or waiver, and such extension, modification, increase or waiver shall be binding upon the Company.

     (f) If, after the date hereof, the adoption of, or any change (other than a change in the rate of tax on net income) in, (1) any law, executive order, or regulation, (2) any request or directive of any administrative or Governmental Authority (whether or not having the force of law) or (3) interpretation of any of the foregoing by any court or administrative or Governmental Authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Letters of Credit issued pursuant hereto, or (ii) impose on a LOC Bank any other condition regarding this Agreement and any Letters of Credit issued pursuant hereto, and the effect of any such change shall be to increase the cost to the LOC Bank of issuing or maintaining any Letters of Credit, then the LOC Bank shall immediately notify the Company of such change and calculate and advise the Company of the additional amounts which would compensate the LOC Bank for such increased cost; provided, however, that the Company shall not pay any such increased cost for any period prior to the next anniversary date of this Agreement following the date of such change. Effective as of the next such anniversary date of this Agreement, the LOC Bank may increase the letter of credit fee payable by the Company pursuant to Subsection 2.8(d) by the additional amount necessary to compensate the LOC Bank for such increased costs for periods subsequent to such anniversary date of this Agreement. The LOC Bank's determination of the amount of such costs and the allocation, if any, of such costs among the Company and other customers which have arrangements with the LOC Bank similar to those contained herein relating to letters of credit, if done in good faith and if such allocation is made on an equitable basis shall, in the absence of manifest error, be conclusive. Upon request from the Company, the LOC Bank shall provide an explanation of the basis for such allocation.

     (g) The Company shall provide to the Administrative Agent a copy of each application submitted to an LOC Bank for the issuance of a Letter of Credit, contemporaneously with the submission thereof to such LOC Bank. The LOC Bank shall provide to the Administrative Agent a copy of each Letter of Credit, and each amendment to a Letter of Credit, upon issuance thereof.

     (h) The original of each bill from an LOC Bank for administrative or amendment fees with respect to Letters of Credit shall be forwarded to the Administrative Agent which shall provide the Company not later than the fifth day of each month, with a monthly bill covering administrative and amendment fees as well as commissions for new and renewed Letters of Credit (based upon Letter of Credit documentation and bills provided to the Administrative Agent). For the purposes of such billing procedure, the Administrative Agent shall use a commission period equal to the lesser of six (6) months or the term of the Letter of Credit. Payments by the Company of such billings shall be made not later than the last day of the month in which it receives the above described billing.

     (a) Immediately upon the issuance by a LOC Bank of each Letter of Credit in accordance with the terms and conditions of this Agreement, the LOC Bank shall be deemed to have sold and transferred to each Bank, and each Bank shall be deemed irrevocably and unconditionally to have purchased and received from the LOC Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Revolving Credit Commitment Percentage, in such Letter of Credit issued by the LOC Bank and the joint and several obligations of the Company and the Restricted Consolidated Subsidiary requesting issuance of such Letter of Credit with respect thereto and in each case any security therefor and guarantee pertaining thereto.

     (b) In determining whether to pay under any Letter of Credit, a LOC Bank shall not have any obligation relative to the Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by a LOC Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the LOC Bank under any resulting liability to any Bank.

     (c) A LOC Bank shall promptly notify the Administrative Agent upon receipt by the LOC Bank of a draft under any Letter of Credit, which notice shall specify the amount being drawn and the payment date of such drawing. In the event that a LOC Bank makes any payment under any Letter of Credit and the Company shall not have reimbursed such amount in full to the LOC Bank, the LOC Bank shall promptly notify the Administrative Agent of such failure, and each Bank upon notice by Administrative Agent shall promptly and unconditionally pay to the Administrative Agent the amount of such Bank's Revolving Credit Commitment Percentage of such unreimbursed payment in same day funds. If the LOC Bank so notifies, prior to 1:00 P.M. (New York time) on any Business Day, any Bank, such Bank shall make available to the LOC Bank an amount equal to its Revolving Credit Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent any Bank shall not have so made an amount equal to its Revolving Credit Commitment Percentage of the amount of such payment available to the LOC Bank, such Bank agrees to pay to the LOC Bank forthwith after notice such amount, together with interest thereon, for each day from the date of notice until the date such amount is paid to the LOC Bank, at the Federal Funds Rate. The LOC Bank is hereby authorized, at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits at any time held and other indebtedness at any time owing by the LOC Bank to or for the credit or the account of any Bank against any amounts unpaid by such Bank to the LOC Bank pursuant to this clause (c).
The failure of any Bank to make available to the LOC Bank an amount equal to its Revolving Credit Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Bank of its obligation hereunder to make available to the LOC Bank an amount equal to its Revolving Credit Commitment Percentage of any payment under the Letter of Credit on the date required, as specified above, and, in the event of such failure of any Defaulting Bank to make available to the LOC Bank an amount equal to such Defaulting Bank's Revolving Credit Commitment Percentage of any such payment (the "Shortfall"), the other Banks shall reimburse and indemnify such LOC Bank in an amount equal to each other Bank's proportionate share of the Shortfall; provided, however, that (i) in no event shall any Bank be required to fund any amount in respect of the Shortfall if and to the extent that such amount, together with all other amounts advanced by such Bank under its Revolving Credit Commitment, would exceed the aggregate principal amount of such Bank's Revolving Credit Commitment; and (ii) any payment by a Bank with respect to a Shortfall shall reduce that Bank's Revolving Credit Commitment accordingly.

     (d) Whenever a LOC Bank receives a payment in reimbursement of a draw under a Letter of Credit as to which the LOC Bank has received any payments from the Banks pursuant to clause (c) above, the LOC Bank shall pay to each Bank which has paid an amount equal to its Revolving Credit Commitment Percentage thereof, in same day funds, an amount equal to such Percentage thereof. If the LOC Bank receives payment prior to 1:00 p.m. on a Business Day and does not make payment as provided above to each Bank on the same Business Day, each such Bank shall be entitled to receive interest thereon from the LOC Bank at the Federal Funds Rate for each day until the date such payment is made.

     (e) Upon the request of any Bank, a LOC Bank shall furnish to such Bank copies of any letter of credit application and reimbursement agreement to which the LOC Bank is party and such other documentation relating thereto and available to the LOC Bank as may reasonably be requested by such Bank.

     (f) The obligations of the Banks to make payments to the LOC Banks with respect to Letters of Credit shall be irrevocable and not subject to any qualification, exception, deduction or setoff whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances (except as expressly provided in clause (b) above), including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement, any of the Notes or any of the Guaranties;

          (ii) the existence of any claim, set-off, defense or other right which the Company or any Guarantor may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the LOC Bank, any Bank, or any other Person, whether in connection with this Agreement or any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between the Company or any Guarantor and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any Letter of Credit, this Agreement, any Note or any Guaranty;

          (v) any failure by the LOC Bank to give notice to the Banks of the amount of any Letter of Credit or of any payment required by the Banks with respect thereto; or

          (vi) the occurrence of any Default or Event of Default.

     .    (a)  Each Revolving Credit Loan shall bear interest on the outstanding principal amount thereof at the Elected Interest Rate with respect to such Revolving Credit Loan. With respect to each Revolving Credit Loan, and subject to the terms of this Section 3, the Company shall have the right to specify, to the extent available under the terms hereof, which Alternative Interest Rate shall be the Elected Interest Rate by giving the Administrative Agent notice thereof by telephone (a) at least three (3) Business Days before the first day of such Interest Period if the Libor Based Rate is specified or (b) the first day of such Interest Period if the Base Rate is specified, followed in each instance by written confirmation mailed the same day and if the Alternative Interest Rate is the Libor Based Rate, specifying in such notice whether the duration of the Interest Period during which the election of such Elected Interest Rate applies shall be thirty (30) days, sixty (60) days, ninety (90) days, or one hundred eighty (180) days. The written confirmation of notice given by the Company pursuant to this Subsection 3.1 shall be substantially in the form of the Notice of Election set forth as Exhibit D hereto and made a part hereof. No Bank shall in any event be obligated to make a Libor Based Rate available to the Company if an Event of Default is outstanding. At no time shall the Banks be obligated to advance more than six (6) Revolving Credit Loans in any calendar month, provided however that if such monthly maximum has been reached, the Company may nevertheless request additional Revolving Credit Loans from the Banks (subject to the conditions precedent specified in Subsection 5.2 hereof), only to the extent necessary to satisfy its obligation set forth in the next to last sentence of Subsection 2.2 hereof.

     (b) Each Swing Line Loan shall bear interest on the outstanding principal amount thereof at the Base Rate.

     (c) If there is a discrepancy between telephone notice and written notice, written notice shall govern. Notwithstanding anything to the contrary contained in this Subsection 3.1, the Company's right to select the Libor Based Rate as the Elected Interest Rate shall be conditioned (as determined by such Bank) upon the availability to such Bank on the London Interbank Eurodollar Market of deposits in United States Dollars of an amount equal to the amount of the borrowing or the outstanding principal amount, as the case may be, for the applicable Interest Period. If such deposits are not available to a Bank or Banks, its/their obligation to make the Libor Based Rate available to Company shall be suspended until such deposits once again become available. With respect to any Revolving Credit Loan, if the Company fails at any time to specify the Elected Interest Rate and/or the duration of any Interest Period in accordance with the foregoing, then the Company shall be deemed to have specified the Base Rate.

     (d) Interest on all Loans shall be payable on each applicable Interest Payment Date. Notwithstanding anything to the contrary in this Subsection 3.1, whenever any unpaid principal amount of any Revolving Credit Note shall become due and payable (whether at maturity, by acceleration or otherwise), interest on all unpaid Revolving Credit Loans outstanding thereunder shall thereafter be payable, until such amount shall be paid, at the rate per annum elected by the Administrative Agent from among the Alternative Interest Rates available to the Company from the Administrative Agent.

     . With respect to each Revolving Credit Loan, the first Interest Period shall commence on the day such Revolving Credit Loan pursuant to Subsection 2.4 hereof is first made and each subsequent and successive Interest Period shall commence on the day after the last day of the immediately preceding Interest Period. Notwithstanding the foregoing:
     (a) If the final Interest Period would otherwise end on a day other than the Commitment Termination Date, such Interest Period shall end on such Date;

     (b) If the Company shall have specified or be deemed to have specified the Base Rate as the Elected Interest Rate, the Company shall be deemed automatically to have specified one (1) day as the Interest Period in conjunction therewith.

     . Following acceleration of the obligations of the Company hereunder, and notwithstanding any other provision hereof (except Subsection 3.8 below), the Elected Interest Rate shall be automatically increased by three (3) percentage points above the rate otherwise applicable under the terms hereof.

     . The Company shall pay to the Administrative Agent, for the benefit of each Bank, a fee (calculated on a per annum basis, based on a year of 360 days) equal to the Applicable Commitment Fee computed against the average daily amount by which the Facility Commitment of such Bank exceeds the sum of the aggregate principal amounts outstanding on the Revolving Credit Note to such Bank (and as to the Swing Loan Lender, also on the Swing Loan Note) and such Bank's Revolving Credit Commitment Percentage of the aggregate face amount of outstanding Letters of Credit. Such fee shall be payable in arrears on the fifteenth day of each calendar quarter, commencing April 15, 2000, and also on the Commitment Termination Date. The Administrative Agent shall provide the Company with a bill for such fee within five (5) days of the end of each quarter.

     . The Company shall pay to the Administrative Agent, for the benefit of the Banks, a facility fee in consideration of the creation of the credit facilities described herein as follows:

     (a) to each Bank hereunder who was a party to the Prior Credit Agreement immediately prior to the execution hereof, a facility fee, to be payable contemporaneously with the execution hereof, in an amount equal to ten (10) basis points of the amount of its Facility Commitment in effect under the Prior Credit Agreement prior to the execution hereof and (if applicable) thirty (30) basis points of the amount of any increase in its Facility Commitment as a result hereof (as reflected on Schedule 9);

     (b) to each Bank hereunder who was not a party to the Prior Credit Agreement, a facility fee in an amount equal to thirty (30) basis points of the amount of its Facility Commitment hereunder, to be payable contemporaneously with the execution hereof; and

     (c) to each Bank hereunder who is a party to this Agreement, an additional per annum facility fee, to be payable in arrears on the fifteenth day of each calendar quarter commencing April 15, 2000 and also on the Commitment Termination Date, in an amount equal to five (5) basis points of the amount of its Facility Commitment hereunder.

     . In the event that, as a result of the adoption of, or any change in, any applicable law or regulation or the interpretation thereof, it becomes unlawful for a Bank to maintain Eurodollar liabilities sufficient to fund any Loan subject to the Libor Based Rate, then such Bank shall immediately notify Administrative Agent and the Company thereof and such Bank's obligation to make, convert to, or maintain a Loan subject to the Libor Based Rate shall be suspended until such time as such Bank may again cause the Libor Based Rate to be applicable to its share of any Loans and such Bank's share of the Loans subject to the Libor Based Rate shall accrue interest at the Base Rate.
Promptly after becoming aware that it is no longer unlawful for such Bank to maintain such Eurodollar liabilities, such Bank shall notify Administrative Agent and the Company thereof and such suspension shall cease to exist. In the event that it becomes unlawful for a Bank, other than PNC, to maintain Eurodollar liabilities as described in this paragraph, the Company shall have the option to replace such Bank with another financial institution (acceptable to Administrative Agent) who will purchase all (but not part) of such Bank's Revolving Credit Loans and assume such Bank's Revolving Credit Commitment. Such Bank shall be required to assign and transfer to the financial institution obtained by Company, pursuant to an agreement reasonably satisfactory to such Bank, its respective Revolving Credit Loans in exchange for a full payment of the outstanding balance thereof, with accrued interest and unpaid fees.

     : In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such court determines Banks have charged or received interest hereunder in excess of the highest applicable rate, each Bank shall, in its sole discretion, apply and set off such excess interest received by such Bank against other indebtedness due or to become due hereunder and such rate shall automatically be reduced to the maximum rate permitted by such law.

     . The Company and each Guarantor shall indemnify, defend and hold harmless Administrative Agent and Banks against any and all loss, liability, cost or expense which Administrative Agent and any Bank or Banks may sustain or incur as a consequence of (a)any failure of Company to obtain, convert or extend any Loan subject to a Libor Based Rate after notice thereof has been given to the relevant Bank(s) or (b)any payment, prepayment, termination or conversion of a Loan subject to a Libor Based Rate made for any reason on a date other than the last day of the applicable Interest Period. Company and each Guarantor shall pay on demand the full amount thereof to the relevant Bank(s). Without limiting the foregoing, such loss shall equal the present value (using as the discount rate an interest rate equal to the rate determined under (2) below) of the excess, if any of (1) the amount of interest which otherwise would have accrued on the Loan so paid, prepaid, terminated or converted (or not borrowed, converted or extended) for the period from the date of such payment, prepayment, termination or conversion (or failure to borrow, convert or extend) to the last day of the then current applicable Interest Period for the Loan (or in the case of a failure to borrow, convert or extend, to the last day of the applicable Interest Period for the Loan which would have commenced on the date specified in the relevant notice) at the applicable rate of interest for the Loan provided for herein (excluding any margin above Libor), over (2) the amount of interest (as reasonably determined by the Bank(s)) which would have accrued to the Bank(s) on the principal amount of such Loan by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market.
A determination by the Bank(s) as to the amounts payable pursuant to this section shall be conclusive absent manifest error.

     : If after the date hereof, the adoption of, or any change in, any law, governmental rule, regulation, policy, guideline, directive or similar requirement (whether or not having the force of law) imposes, modifies, or deems applicable any capital adequacy, capital maintenance or similar requirement which affects the manner in which any Bank allocates capital resources to its commitments (including any commitments hereunder), and as a result thereof, in the opinion of such Bank, the rate of return on such Bank's capital with regard to the Loans and/or its obligations hereunder is reduced to a level below that which such Bank could have achieved but for such circumstances taking into account such Bank's policies regarding capital adequacy, then in such case and upon notice from Administrative Agent to Company, Company shall pay such Bank such additional amount or amounts as shall compensate such Bank for such reduction in its rate of return. Such notice shall contain the statement of such Bank with regard to any such amount or amounts which shall, in the absence of manifest error, be binding upon Company. In determining such amount, such Bank may use any reasonable method of averaging and attribution that it deems applicable. In the event that a Bank, other than PNC, exercises its rights under this Subsection 3.10, Company shall have the option to replace such Bank with another financial institution (acceptable to Administrative Agent) who will purchase all (but not part) of such Bank's Revolving Credit Loans and assume such Bank's Revolving Credit Commitment. Such Bank shall be required to assign and transfer to the financial institution obtained by Company, pursuant to an agreement reasonably satisfactory to such Bank, its respective Revolving Credit Loans in exchange for full payment of the outstanding balance thereof, with accrued interest, unpaid fees and all amounts owing under this Subsection 3.10.

     (a) All payments made by the Company under the Credit Agreement and the Revolving Credit Notes issued from time to time thereunder shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Bank as a result of a present or former connection between the Administrative Agent or such Bank and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Revolving Credit Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Bank hereunder or under the Revolving Credit Notes, the amounts so payable to the Administrative Agent or such Bank shall be increased to the extent necessary to yield to the Administrative Agent or such Bank (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Credit Agreement and the Revolving Credit Notes, provided, however, that the Company shall not be required to increase any such amounts payable to any Bank that is not organized under the laws of the United States of America or a state thereof if (i) such Bank fails to comply with the requirements of paragraph (b) of this subsection or (ii) either of the certifications made by such Bank as set forth in such paragraph is not true and correct with respect to such Bank. Whenever any Non-Excluded Taxes are payable by the Company, as promptly as possible thereunder the Company shall send to the Administrative Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof.
If the Company fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Company shall indemnify the Administrative Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Bank as a result of any such failure. The agreements in this subsection shall survive the termination of the Credit Agreement and the payment of the Revolving Credit Notes and all other amounts payable hereunder.

     (b) Each Bank that is not incorporated under the laws of the United States of America or a state thereof shall:

          (i) deliver to the Company and the Administrative Agent (A) two duly completed copies of United States internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and
     (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

          (ii) deliver to the Company and the Administrative Agent two further copies of any such form or certification on or before the date that such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Company and the Administrative Agent. Such Bank shall certify (i) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Bank or a participant pursuant to subsection 8.7 of the Credit Agreement shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a participant such participant shall furnish all such required forms and statements to the Bank from which the related participation shall have been purchased.

     In order to induce the Banks to enter into this Agreement and to extend credit as herein provided, the Company and each of the Guarantors represents and warrants to the Banks that:

     (a) The Company and each of the Guarantors is a corporation or other entity duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, has the corporate power to transact the business in which it is engaged and presently intends to be engaged, and is duly qualified and in good standing as a foreign corporation (or organization) under the laws of any other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification except where the failure to so qualify is not likely to have a Material Adverse Effect.

     (b) The Company has full power, authority and legal right (i) to execute and deliver this Agreement and the Notes, (ii) to borrow under this Agreement, and (iii) to perform and observe the terms and provisions of this Agreement and the Notes. The execution, delivery and performance by the Company of this Agreement and the Notes have been duly authorized by all necessary corporate (or other approved) action and are in furtherance of its business purposes.

     (c) The Guarantors each have full power, authority and legal right (i) to execute and deliver this Agreement and the Guaranties, and (ii) to perform and observe the terms and provisions of this Agreement and the Guaranties. The execution, delivery and performance by each Guarantor of this Agreement and its Guaranty have been duly authorized by all necessary corporate action and are in furtherance of its respective corporate purposes.

     (d) No consent of any other Person (including shareholders of the Company or of any of the Guarantors) and no consent, license, approval or authorization of, or registration or declaration with, any governmental body, authority, bureau or agency is required in connection with the execution, delivery and performance by the Company and the Guarantors of this Agreement, the Notes, or the Guaranties.

     (e) Neither the Company nor any of the Guarantors or KHL is in violation of any term of (i) its certificate of incorporation (or organization) or bylaws (or operating agreement), (ii) any agreement, indenture, mortgage, lease, assignment, note or other instrument to which it is a party or which purports to be binding upon it or upon any of its properties or assets, or (iii) any judgment, decree, order, law, statute, ordinance, rule or governmental regulation applicable to it, except to the extent that any such violations, in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and the execution, delivery and performance of and compliance with this Agreement and the Notes, in the case of the Company, and with this Agreement and the Guaranties, in the case of each Guarantor, will not result in any violation of or be in conflict with or constitute a default under any such term, or result in the creation of Encumbrance upon any of its properties or assets pursuant to any such term. All judgments, decrees and orders to which the Company and/or any Guarantor is subject as of the date hereof are listed on Schedule 4 attached hereto.

     (f) There is no action, suit, investigation (of which the Company or any Guarantor has received notice) or proceeding (whether or not purportedly on behalf of the Company or any Guarantor) pending or, to the knowledge of the Company or any Guarantor, threatened (or any basis thereof known to the Company or any Guarantor) which (i) questions the validity of this Agreement, the Notes, the Guaranties or the Pledge Agreement or any action taken or to be taken pursuant hereto or thereto, or (ii) could reasonably be expected to result, either in any case or in the aggregate, in a Material Adverse Effect. All material pending litigation and investigations (of which the Company or any Guarantor has received notice) to which the Company and/or any Guarantor is subject as of the date hereof are listed on Schedule 5 attached hereto.

     (g) Each of the Company, each Guarantor and KHL has filed all tax returns and reports required by law to be filed, and has paid all material taxes, assessments, fees and other governmental charges levied upon it or upon any of its properties, assets, income or franchises which are due and payable, other than those presently payable without penalty or interest or which are being contested in good faith by appropriate legal proceedings and for which appropriate reserves in accordance with GAAP are being maintained. There are no known material contingent liabilities or liabilities for taxes of Hovnanian and the Consolidated Subsidiaries as of October 31, 1999 which are not reflected in the consolidated balance sheet of Hovnanian and the Consolidated Subsidiaries as of October 31, 1999.

     (h) The Company, each of the Guarantors and KHL have obtained all licenses, permits and approvals necessary to operate their respective businesses and own their respective properties, the absence of which could reasonably be expected to have a Material Adverse Effect.

     (i) As of the date hereof, the Company has no Subsidiaries, and Hovnanian has no Subsidiaries except those specified on Schedule 1 attached hereto, and all Joint Ventures to which the Company or any Guarantor is a party are listed on Schedule 2 attached hereto.


     (j) Neither the Company nor any Guarantor or KHL is a party to or bound by any agreement, indenture, mortgage, lease, assignment or any other instrument, nor is it subject to any charter or corporate restriction or any judgment, decree, order, law, statute, ordinance, rule or regulation of any court, arbitrator, grand jury or governmental agency or instrumentality, which has, or in the future (so far as it can reasonably foresee) could reasonably be expected to have, a Material Adverse Effect or a material adverse effect on the ability of Hovnanian to perform its obligations under the Pledge Agreement.

     (k) The Company has furnished to the Banks copies of the consolidated balance sheet of Hovnanian and the Consolidated Subsidiaries as of October 31, 1999, and the related consolidated statements of income and of cash flows for the year ended on such date, all as certified by Ernst & Young LLP. Such balance sheet and statements (including the related schedules and notes) are complete and correct and present fairly, in accordance with generally accepted accounting principles consistently applied throughout the periods provided, the financial position of Hovnanian and the Consolidated Subsidiaries as of October 31, 1999 and the income and cash flows for the fiscal year ended October 31, 1999. Except as disclosed or reflected in such October 31, 1999 balance sheet or statements, as of October 31, 1999, Hovnanian and the Consolidated Subsidiaries had no material liabilities, contingent or otherwise.

     (l)  Since October 31, 1999, there has occurred no Material Adverse Effect.

     (m) Each Plan maintained by the Company or any of the Consolidated Subsidiaries or any Guarantor or to which any of them makes any contributions is in compliance with the applicable provisions of ERISA, except for instances of noncompliance which, singly or in the aggregate, do not and will not have a Material Adverse Effect. The Company, each of the Consolidated Subsidiaries and each of the Guarantors has met all of the funding standards applicable to its Plans in all material respects, and there exists no event or condition which is reasonably likely to result in the imposition of a lien upon the assets or properties of the Company or any of the Consolidated Subsidiaries or the termination of any such Plan under Section 4042 of ERISA.

     (n) All financial statements, reports, prospectuses, proxy statements and other documents and information furnished to the Banks by or on behalf of the Company or any Guarantor were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the Banks a true and accurate knowledge of the subject matter. No fact is currently known to the Company or any Guarantor which has a Material Adverse Effect or in the future could reasonably be expected to (so far as the Company or any Guarantor can reasonably foresee) have a Material Adverse Effect or a material adverse effect on the ability of Hovnanian to perform its obligations under the Pledge Agreement which has not been set forth or referred to herein or in such documents or otherwise specifically disclosed in writing to the Banks.

     (o) All of the issued and outstanding stock of the Company and each Guarantor (other than Hovnanian) has been duly authorized and issued, is fully paid and non-assessable and is owned by Hovnanian or another Guarantor, free and clear of any Encumbrance not permitted hereby.

     (p) KHL is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power to transact the business in which it is engaged and presently intends to be engaged, and is duly qualified and in good standing as a foreign corporation under the laws of any other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect. All of the issued and outstanding stock of KHL has been duly authorized and issued, is fully paid and nonassessable and is owned, beneficially and of record, by Hovnanian, free and clear of any Encumbrance, or rights under any agreement of sale, option or other conditional agreement or undertaking. KHL has no Subsidiaries.

     (q) Hovnanian has full power, authority and legal right to execute and deliver, and to perform and observe the terms and provisions of, the Pledge Agreement. The execution, delivery and performance by Hovnanian of the Pledge Agreement has been duly authorized by all necessary corporate action and is in furtherance of its corporate purposes.

     (r) No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any governmental body, authority, bureau or agency is required in connection with the execution, delivery and performance by Hovnanian of the Pledge Agreement, and such execution, delivery and performance will not result in any violation of or be in conflict with or constitute a default under any term of (i) its certificate of incorporation or by-laws, (ii) agreement, indenture, mortgage, lease, assignment or other instrument to which it is a party or which purports to be binding upon it or upon any of its properties or assets, or (iii) any judgment, decree, order, law, statute, ordinance, rule or governmental regulation applicable to it, or, except as contemplated by the Pledge Agreement, result in the creation of any Encumbrance upon any of its properties or assets pursuant to any such term.

     (s) The Company has conducted a comprehensive review and assessment of the computer applications of the Company and the Guarantors with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to properly recognize and process date-sensitive data and perform date-sensitive functions after December 31, 1999), and based on that review and inquiry, the Company does not reasonably believe the year 2000 problem will have a Material Adverse Effect.

     . The agreement of each Bank to make the initial extension of credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such extension of credit, of the following conditions precedent:

     (a) The Agreement, the Notes, the Guaranties and all documents incidental thereto shall have been executed and delivered by the Company and/or the Guarantors, as the case may be, to the Banks.

     (b) Each Bank shall have received the opinion of Peter S. Reinhart, Esquire, counsel for the Company and the Guarantors, dated the date hereof. Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement as the Banks or their counsel may reasonably request.

     (c) Hovnanian shall have duly executed and delivered to the Banks the Pledge Agreement, and all documents and instruments incidental thereto.

     (d) The Company and each of the Guarantors shall have delivered to the Banks a copy of the resolutions of their respective boards of directors authorizing the execution, delivery and performance of this Agreement and the Notes, in the case of the Company, this Agreement and the Guaranties, in the case of each of the Guarantors, and the Pledge Agreement, in the case of Hovnanian, in each case certified by their respective secretaries.

     (e) The Banks who are parties to this Agreement as of the date hereof shall have received full payment of the Facility Fee.

     (f) Hovnanian and the Company shall have delivered to the Banks copies of their respective Articles and Certificates of Incorporation and ByLaws.

     (g) All legal matters incident to the transactions contemplated by this Agreement, the Notes and the Guaranties shall be satisfactory to counsel to the Banks.

     . The Banks shall not be required to make any Revolving Credit Loans (and the Swing Loan Lender shall not be required to make any Swing Loan) to the Company hereunder, and the LOC Banks shall not be required to issue any Letters of Credit hereunder, unless on the date of any borrowing or issuance:

     (a) This Agreement, the Notes, the Guaranties and the Pledge Agreement shall be in full force and effect and no Event of Default or Potential Event of Default (expressly including without limitation any violation of Subsection 6.2(aa) herein) shall have occurred and be continuing hereunder or thereunder or would be caused by the making of any such Revolving Credit Loans or Swing Loans or the issuance of any such Letter(s) of Credit;

     (b) The respective representations and warranties of the Company and each of the Guarantors contained herein shall be true and complete and correct in all material respects (or as to any representation or warranty which is expressly qualified by reference to the term "Material Adverse Effect", then in all respects) as if made on and as of such date.

     (c) Each Bank and Administrative Agent shall have received a certificate executed by the chief executive officer or the principal financial officer or the principal accounting officer or other duly authorized representative of Hovnanian certifying that the Borrowing Base as of the date of the most recent financial statements of Hovnanian and the Consolidated Subsidiaries required to be furnished pursuant to Subsection 6.1(a)(ii), (ix) and (x) of this Agreement (or if no financial statement is yet required thereunder, then as of October 31, 1999) is sufficient to enable the Company to incur the relevant Loan or become obligated in respect of the relevant Letter of Credit.

     (d) Each Bank shall have received such additional certificates, documents, information or legal opinions as it may reasonably require.

     . The Company and each of the Guarantors covenants and agrees that so long as any Note or any Letter of Credit is outstanding and the Banks remain obligated under the Facility Commitments:

     (a) Hovnanian will furnish to each Bank (i) as soon as available, and in any event within ninety (90) days after the end of each fiscal year of Hovnanian, a consolidated balance sheet of Hovnanian and the Consolidated Subsidiaries as of the end of such fiscal year and consolidated statements of income and of cash flows of Hovnanian and the Consolidated Subsidiaries for such fiscal year, all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved, except for such changes in accounting principles as may be disclosed therein, and certified by independent public accountants of recognized standing selected by Hovnanian and acceptable to the Requisite Banks; (ii) as soon as available, and in any event within fifty-five (55) days after the end of each of the first three quarters of each fiscal year of Hovnanian, a consolidated balance sheet of Hovnanian and the Consolidated Subsidiaries as of the end of each of such quarters and consolidated statements of income and of cash flows of Hovnanian and the Consolidated Subsidiaries for each of such quarters, all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved, except for such changes in accounting principles as may be disclosed therein, and certified by the principal financial or accounting officer of Hovnanian, (subject to normal year-end audit adjustments); (iii) concurrently with the delivery of the financial statements referred to in clauses (i) and (ii) above separate financial statements (or separate figures as part of the financial statements referred in clauses (i) and
(ii) above) containing consolidated summary figures for each of the Subsidiary Groups on a form substantially similar to Exhibit J attached hereto; (iv) concurrently with the delivery of the financial statements referred to in clauses (i) and (ii) above, financial statements for each Joint Venture, all in reasonable detail and prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved; (v) concurrently with or promptly following the delivery of the financial statements referred to in clause (i) above, a certificate of the independent public accountants who certified such statements, stating that in making the examination necessary for the audit of such financial statements they obtained no knowledge of the existence of any Potential Event of Default or Event of Default, or if they shall have obtained knowledge thereof, specifying the same; (vi) concurrently with the delivery of the financial statements referred to in clauses (i) and
(ii) above, a certificate of the principal executive officer or the principal financial officer or the principal accounting officer of Hovnanian and the Company to the effect that no Event of Default or Potential Event of Default has occurred and is continuing (or, if any Event of Default or Potential Event of Default shall exist, specifying the nature and status thereof) and a Compliance Letter substantially in the form of Exhibit F attached hereto and made a part hereof signed by the principal executive officer or the principal financial officer or the principal accounting officer of Hovnanian and the Company; (vii) promptly after the same are available, (1) all proxy statements, financial statements and reports as Hovnanian shall send or make available generally to the holders of its securities, (2) all regular and periodic reports which Hovnanian may be required to file with the Securities and Exchange Commission or any other governmental department, commission, board, bureau or agency, or with any securities exchange, and (3) any analysts' reports with respect to Hovnanian received by the principal accounting officer of Hovnanian or the Company from brokerage firms or rating agencies; (viii) as long as Hovnanian is required under GAAP to prepare financial statements on a consolidated basis with Subsidiaries which are not Restricted Subsidiaries, concurrently with or promptly following the delivery of the financial statements referred to in clause (i) and (ii) above, a consolidated balance sheet which reflects accurately the financial position at such date on a consolidated basis of the Company, the Guarantors and KHL (together with, to the extent not otherwise included, the management companies and immediate parent holding companies of the Homebuilding Subsidiaries) of Hovnanian only; (ix)within fifty-five (55) days after the end of each month which is not the last month of a fiscal quarter, a written report signed by the principal financial officer or principal accounting officer of Hovnanian and the Company certifying whether or not the Company was in compliance with Subsection 6.2(aa) hereof as of such month-end and setting forth the aggregate principal balance of Loans then owing to each Bank as well as a detailed calculation (as of such month-end) showing compliance or noncompliance, as the case may then be, with such Subsection 6.2(aa), on a form substantially similar to Exhibit I attached hereto; (x) within fifty-five (55) days after each fiscal year-end, a certificate containing the calculations to determine the Borrowing Base as well as the calculations to determine compliance or noncompliance, as the case may then be, with Subsection 6.2(aa), in each case as of such fiscal year-end; and (xi) from time to time, such additional financial and other information as any Bank or Administrative Agent may reasonably request, including without limitation a copy of any actual Letter(s) of Credit to any Bank requesting such document(s).

     (b) The Company and each of the Guarantors will, and Hovnanian will cause KHL to, pay and discharge, when due, all of its obligations and liabilities where the failure to do so could reasonably be expected to have a Material Adverse Effect except where the same may be contested in good faith and the Company, such Guarantor or KHL, as the case may be, maintains, in accordance with GAAP, appropriate reserves for the accrual of the same.

     (c) The Company and each of the Guarantors will, and Hovnanian will cause KHL to, promptly give written notice to the Banks of (i) any event of default known to it with respect to any of its obligations for borrowed money or for the deferred purchase price of property, in each case in a principal amount in excess of $250,000, other than nonrecourse Indebtedness, including an Event of Default under this Agreement, (ii) any event of default known to it under, or any other material notice received concerning, any of the Indentures or with respect to any of the Subordinated Debt, (iii) any legal, judicial or regulatory proceedings affecting it or any of its properties or assets in which the amount involved is more than $500,000 and such amount is not fully covered by insurance, and (iv) any dispute between it and any governmental regulatory body or any other party which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

     (d) The Company and each of the Guarantors, at its expense, will, and Hovnanian will cause KHL to, maintain insurance with respect to its properties and assets and its business with financially sound and reputable insurers against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or a similar business and similarly constituted, in such types and amounts as are customarily carried under similar circumstances by such other corporations. The Company and each of the Guarantors will furnish to the Banks such evidence of insurance as the Banks may reasonably require.

     (e) Except as otherwise expressly permitted by Subsection 6.2(e), the Company and each of the Guarantors will, and Hovnanian shall cause KHL to, preserve and maintain its corporate existence and qualify and remain qualified as a foreign corporation authorized to do business in each jurisdiction in which the character of its properties or the nature of its operations requires such qualification or authorization except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and preserve and maintain those of its rights, franchises and privileges the loss of which, singly or in the aggregate, would have Material Adverse Effect.

     (f) The Company and each of the Guarantors will maintain or cause to be maintained in good repair, working order and condition all material properties used or useful in its business (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto, so that the business carried on in connection herewith may be properly and advantageously conducted at all times.

     (g) The Company and each of the Guarantors will permit any authorized representatives designated by the Administrative Agent or any of the Banks, at that Bank's expense (or in the case of Administrative Agent, at the Banks' expense), to visit and inspect its properties, inspect its books of account, and to discuss its affairs, finances and accounts with its officers, all at such times during normal business hours and as often as any of the Banks may reasonably request.

     (h) Hovnanian at all times will maintain accurate and complete records of the status of the real property that makes up Inventory Properties and the Income Producing Properties. The Banks shall have the right to make test verifications of the properties which are the components of the Borrowing Base at any time, in any manner and through any medium the Banks reasonably consider advisable, and the Company and each of the Guarantors shall render any necessary assistance to the Banks in this regard.

     (i) The Company and each of the Guarantors will, upon the creation or acquisition by it after the date hereof of a Homebuilding Subsidiary, an Operating Property Subsidiary or Other Corporate Subsidiary, cause such Subsidiary to deliver to each of the Banks (i) an executed Joinder Agreement substantially in the form of Exhibit G attached hereto, pursuant to which such Subsidiary shall become a Guarantor hereunder and under the Guaranties, (ii) the opinion of counsel to the Company, dated the date of such Joinder Agreement and satisfactory in form and substance to the Banks and their counsel, which shall cover the matters contained in Annex A to the form of Joinder Agreement attached hereto as Exhibit G, (iii) a copy of the resolutions of the board of directors of such Subsidiary authorizing the execution, delivery and performance of the Joinder Agreement, certified by its Secretary, and (iv) a copy of the certificate of incorporation of such Subsidiary, certified by the Secretary of State of the state of incorporation, and the bylaws of such Subsidiary, certified by its secretary.

     (j) Hovnanian will cause the Consolidated Subsidiaries to pay to the Company, by way of repayment of any loan owing to the Company, or to Hovnanian (for Hovnanian to loan or otherwise provide to the Company) by way of repayment of any loan owing to Hovnanian or by dividend, or otherwise, all amounts necessary to permit the Company to meet, as and when due, its obligations hereunder and under the Notes.

     (k) Hovnanian will cause KHL to pay to Hovnanian, at least annually, by way of dividends, all net income of KHL.

     (l) Hovnanian and its Consolidated Subsidiaries will promptly (but in any event within thirty (30) days) notify each Bank of any modification to their existing accounting policies and reporting procedures (which notice shall explain in reasonable detail the nature of and reason for the modification).

     (m) The Company shall take all action necessary to assure that computer-based systems of the Company and the Guarantors are able to operate and effectively process data and perform functions, including dates on and after January 1, 2000, in a manner so that the year 2000 problem will not have a Material Adverse Effect. At the request of the Administrative Agent, the Company shall provide the Banks information reasonably acceptable to the Banks as to the year 2000 compatibility of the Company and the Guarantors.

     . The Company and each of the Guarantors covenants that so long as any Note or any Letter of Credit is outstanding or the Banks remain obligated under the Facility Commitments, unless written consent from the Requisite Banks is first obtained:

     (a) The Company and each of the Guarantors will not, and Hovnanian will not permit any of the Consolidated Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except the following ("Permitted Indebtedness"): (i) the Indebtedness described in Schedule 6 attached hereto; (ii) the Indebtedness evidenced by the Notes and the Letters of Credit; (iii) any Indebtedness secured by Permitted Encumbrances; (iv) Subordinated Debt; (v) any Indebtedness of Hovnanian to any Consolidated Subsidiary or of any Consolidated Subsidiary to Hovnanian or any other Consolidated Subsidiary; (vi) non-recourse Purchase Money Mortgage Indebtedness;
(vii) to the extent not prohibited by Subsection 6.2(s) hereof, permanent financing Indebtedness secured only by a non-recourse mortgage on an Income Producing Property; (viii) to the extent not prohibited by Subsection 6.2(j) hereof, Warehouse Lines of Credit obtained in the ordinary course of business by any Mortgage Subsidiary; (ix) Indebtedness constituting Permitted Guarantees; and (x) Other Senior Homebuilding Indebtedness not prohibited by Subsection 6.2(q) hereof.

     (b) The Company and each of the Guarantors will not, and Hovnanian will not permit any of the Consolidated Subsidiaries to, directly or indirectly, create, assume or suffer to exist any Encumbrance of any kind upon any of its properties or assets, whether now owned or hereafter acquired, except the following ("Permitted Encumbrances") (i) the liens described in Schedule 7 attached hereto; (ii) deposits or pledges to secure the payment of workmen's compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of trade contracts, leases, public or statutory obligations, surety or appeal bonds or other obligations of a like general nature incurred in the ordinary course of business; (iii) mechanics', materialmen's, warehousemen's, carriers' or other like liens arising in the ordinary course of business securing obligations which are not overdue for a period longer than 30 days or which are being contested in good faith by appropriate proceedings; (iv) liens for taxes, assessments or other governmental charges not yet payable or being contested in good faith and as to which adequate reserves shall have been established in accordance with GAAP; (v) Purchase Money Mortgages securing purchase money Indebtedness; (vi) non-recourse mortgages on Income Producing Properties securing Indebtedness not prohibited by Subsection 6.2(s) hereof; (vii) liens on assets of a Mortgage Subsidiary to secure only a Warehouse Line of Credit provided to such Subsidiary which is not prohibited by Subsection 6.2(j) hereof; and (viii) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Hovnanian, the Company and the Consolidated Subsidiaries, or (ix)liens in connection with capital leases or sale leaseback transactions permitted hereby not securing any other indebtedness.

     (c) The Company and each of the Guarantors will not, and Hovnanian will not permit any of the Consolidated Subsidiaries to, directly or indirectly, become or remain liable, directly or indirectly, in connection with any Contingent Obligation except the following ("Permitted Guarantees"): (i) guarantees listed on Schedule 8 attached hereto; (ii) guarantees as of the date hereof of Indebtedness of Income Producing Property Subsidiaries permitted under Subsection 6.2(a)(vii); (iii) guarantees by Hovnanian or the Company serving as credit support for obligations of Mortgage Subsidiaries in respect of Warehouse Lines of Credit permitted under Subsection 6.2(a)(viii) above so long as the aggregate outstanding amount of such guarantees does not exceed $10,000,000 at any one time; (iv) the Guaranties provided to the Banks; (v) guarantees by Hovnanian and/or any Consolidated Subsidiary of Other Senior Homebuilding Indebtedness; (vi) guarantees by Hovnanian and/or any Consolidated Subsidiary of any Subordinated Debt so long as such guarantees are subordinated by their terms to the prior payment in full of the Indebtedness evidenced by this Agreement, the Notes and the Letters of Credit outstanding from time to time in a manner and under an agreement acceptable to the Requisite Banks; and (vii) other guarantees given by the Company, Hovnanian or a Consolidated Subsidiary in the ordinary course of its business so long as no Event of Default is then outstanding.

     (d) The Company and each of the Guarantors will not, and Hovnanian will not permit any of the Consolidated Subsidiaries to, directly or indirectly, make or suffer to exist any Investment in, or, except as otherwise provided in Subsection 6.2(g) below, make or suffer to exist any advances or loans to, any Person except the following ("Permitted Investments"): (i) Investments and loans listed on Schedule 10 attached hereto; (ii) advances to employees in the ordinary course of business; (iii) Investments in or purchases of cash, marketable direct obligations of the United States of America or any agency thereof, and certificates of deposit or repurchase agreements issued by any bank with a capital and surplus of at least $25,000,000 organized under the laws of the United States of America or any state thereof, provided that such obligations, certificates of deposit and repurchase agreements have a maturity of less than one year from the date of purchase; (iv) purchases of investment grade commercial paper or debt having a maturity date of one year or less from the date of purchase; (v) purchases of marketable securities of issuers in the residential real estate development industry or similar industries, provided such securities are traded on a national securities exchange or in the over-the-counter market on the NASDAQ National Market System and have a cost not exceeding $3,000,000 in the aggregate; (vi)Investments in the Company or in Guarantors, provided however that the aggregate amount of all Investments in Poland shall not exceed $10,000,000 outstanding at any one time; (vii) Investments in wholly-owned Finance Subsidiaries; (viii) to the extent not prohibited by Subsection 6.2(k) hereof, Investments by Hovnanian or the Company in Related Businesses and/or Joint Ventures; (ix) Investments in Income Producing Properties if at the time of the Investment the total Investment, including the Investment to be made, in such Properties since the Starting Date would not exceed (1) $15,000,000, plus (2) 25% of increases in Adjusted Tangible Net Worth since the Starting Date plus (3) cumulative Distributions from Income Producing Property Subsidiaries since the Starting Date; (x) promissory notes issued in connection with any disposition of assets made in accordance with Subsection 6.2(e); (xi) Investments by Mortgage Subsidiaries in Joint Ventures;
(xii)Investments by Hovnanian or the Company in any Mortgage Subsidiary so long as there is then no outstanding violation of Subsection 6.2(j) hereof; and
(xiii) Investments in funds holding assets primarily consisting of those described in clause (iii) hereof.

     (e) The Company and each of the Guarantors will not, and Hovnanian will not permit any of the Consolidated Subsidiaries to, directly or indirectly, enter into any transaction of merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or otherwise dispose of all or any substantial part of its property, assets or business, except (i) the sale or lease of Inventory Properties in the ordinary course of business, (ii) the sale or lease of Income Producing Properties in the ordinary course of business, (iii) the sale of Mortgage Receivables by any Mortgage Subsidiary, (iv) any sale-leaseback not prohibited by Subsection 6.2(f), (v) any sale of capital stock not prohibited by Subsection 6.2(x), (vi) any other sale of assets by the Company or a Consolidated Subsidiary to the Company or another Consolidated Subsidiary so long as any such sale by the Company or a Guarantor shall only be made to another Guarantor or the Company, and (vii) any merger of any Consolidated Subsidiary or KHL into the Company or any other Consolidated Subsidiary, so long as (1) if such merger involves a Guarantor, a Guarantor or the Company is the surviving entity and (2) no Material Adverse Effect will result from such transaction.

     (f) The Company and each of the Guarantors will not, and Hovnanian will not permit any of the Consolidated Subsidiaries to, directly or indirectly, sell, transfer or otherwise dispose of real and/or personal property with a view directly or indirectly to the leasing back of the same or of any similar property except for (i) sales and leasebacks of sample model homes; and (ii) a sale and leaseback of its Red Bank, New Jersey office building and/or a sale and leaseback of its West Palm Beach, Florida office building, if the terms of any such sale/leaseback arrangement(s) are comparable to those which could be obtained in an arm's length transaction with an independent third party and the lease payments pursuant thereto do not exceed fair market rental for such property.

     (g) The Company and each of the Guarantors will not, and Hovnanian will not permit any of the Consolidated Subsidiaries to, directly or indirectly, lend money to or for the benefit of any officers or directors of the Company, any of the Consolidated Subsidiaries or any Guarantor, or any relatives of such officers or directors, (i) at an interest rate less than the interest rate on the date of any such loan of six-month U.S. Treasury Bills and (ii) in any event in an aggregate amount at any time outstanding for all such loans in excess of $3,000,000.

     (h) The Company and each of the Guarantors will not, and Hovnanian will not permit any of the Consolidated Subsidiaries to, directly or indirectly, declare or pay any Distributions (other than dividends payable solely in shares of its capital stock), or purchase, redeem, retire or otherwise acquire any shares of its capital stock, except that (i) any of the Restricted Subsidiaries or Guarantors may pay cash dividends out of legally available funds in any amount solely to Hovnanian or to other Restricted Subsidiaries or Guarantors;
(ii) Consolidated Subsidiaries (other than Restricted Subsidiaries or Guarantors) may pay cash dividends to any Consolidated Subsidiary or to Hovnanian; (iii) if no Event of Default exists hereunder, or would be caused thereby, Hovnanian may pay cash dividends out of legally available funds in an aggregate amount not to exceed $10,000,000 in any period of twelve (12) consecutive months; and (iv) if no Event of Default exists hereunder, or would be caused thereby, Capital Stock Retirements may be made at any time in an aggregate amount not to exceed $15,000,000 after the Starting Date.

     (i) Adjusted Tangible Net Worth less Subordinated Debt shall not be less than Minimum Equity.

     (j) No Mortgage Subsidiary shall, and Hovnanian will not permit any Mortgage Subsidiary to, incur Indebtedness if the ratio of all Indebtedness of such Subsidiary (including the Indebtedness to be incurred) to such Subsidiary's equity is greater than 12 to 1. For the purposes hereof, the outstanding balance of Indebtedness of such Mortgage Subsidiary covered by a Permitted Guarantee made by Hovnanian or the Company and the outstanding balance of loans made by Hovnanian or the Company to such entity shall be added to and deemed part of such entity's equity.

     (k) The aggregate of Restricted Payments and Restricted Investments after the Starting Date shall not exceed (i) $36,000,000, plus (ii) 50% of all Consolidated Net Income (on a cumulative basis) earned after the Starting Date, plus (iii) 50% of all proceeds realized by Hovnanian from the issuance of Equity Securities after the Starting Date.

     (l) Land in Planning shall not at any time exceed twenty percent (20%) of Adjusted Tangible Net Worth.

     (m) The sum of Land under Development and Land in Planning shall not at any time exceed Adjusted Tangible Net Worth.

     (n) Unsold Lots/Homes Under Construction, excluding the Book Value of model homes, shall not at any time exceed thirty percent (30%) of Adjusted Tangible Net Worth.

     (o) Units representing Unsold Lots/Homes Under Construction shall not at any time exceed the greater of (i) forty-five percent (45%) of total units then under construction (beyond the slab or foundation stage of construction) and
(ii) twenty-five percent (25%) of total units delivered to customers within the twelve (12) month period preceding the date of calculation.

     (p) Hovnanian shall not permit Actual Leverage to be greater than 2.20 and the Fixed Charge Coverage Ratio to be less than 1.5 during any two (2) consecutive fiscal quarters.

     (q)  Other Senior Homebuilding Indebtedness shall not exceed $200,000,000.

     (r) Homebuilding Indebtedness shall not exceed the product of (1) the Total Debt Multiplier times (2) the Net Worth Amount.

     (s) No Consolidated Subsidiary shall, and Hovnanian shall not permit any Consolidated Subsidiary to, incur Indebtedness related to Income Producing Properties except Indebtedness incurred at a time when the aggregate Indebtedness related to Income Producing Properties (including the Indebtedness to be incurred) is less than seventy (70%) percent of the aggregate Book Value (before accumulated depreciation) of all Income Producing Properties.

     (t) Investments after the Starting Date in states which are not Core States shall not exceed in the aggregate ten percent (10%) of Adjusted Tangible Net Worth.

     (u) The Company and each of the Guarantors and any Plan of any of them will not (i) engage in any "Prohibited Transaction" (as such term is defined in Section 406 or Section 2003(a) of ERISA), or incur any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived, except to the extent that the foregoing, individually or in the aggregate, do not have or could not reasonably be expected to have a Material Adverse Effect or (ii) terminate any such Plan in a manner which results in or could reasonably be expected to result in the imposition of a lien on any property of the Company or any Guarantor pursuant to Section 4068 of ERISA.

     (v)  [INTENTIONALLY OMITTED]

     (w) Neither the Company nor any of the Guarantors shall purchase, redeem, retire, defease, or otherwise prepay, all or any portion of the Subordinated Debt, except if no Event of Default is then outstanding (i) Mandatory Principal Payments may be made in respect of the Subordinated Debt; and (ii) Subordinated Debt may be refinanced in the manner contemplated by the second sentence of the definition of "Optional Sinking Fund Payment."

     (x) Neither the Company nor any of the Guarantors shall sell, transfer, convey or dispose of any shares of capital stock of any Subsidiary except for sales, transfers or conveyances to the Company or a Guarantor or sales of Income Producing Property Subsidiaries in the ordinary course of business.

     (y) Neither the Company nor any of the Guarantors (except Hovnanian) shall authorize or issue any additional shares of its capital stock other than to the Company or another Guarantor.

     (z) Hovnanian shall not permit KHL to, and shall take all appropriate action to insure that KHL does not, directly or indirectly, create, incur, assume or suffer to exist (i) any Indebtedness, or (ii) any Encumbrance of any kind upon any of KHL's properties or assets, whether now owned or hereafter acquired (other than Encumbrances imposed by operation of law).

     (aa) Neither the Company nor the Guarantors will allow the aggregate principal amount at any time outstanding of Senior Homebuilding Indebtedness, less the aggregate face amount of all outstanding Performance Letters of Credit, to exceed the Borrowing Base.

     (bb) Hovnanian's (or as the case may be, the Company's or any Consolidated Subsidiary's) share of the Indebtedness of all Joint Ventures, (calculated by multiplying the ownership interest of the applicable entity by the aggregate Indebtedness of such Joint Venture) shall not exceed $35,000,000.

     (cc) No Joint Venture shall have aggregate Indebtedness in excess of seventy percent (70%) of the aggregate Book Value (measured as of the date financing is obtained with respect to each such asset without deduction for accumulated depreciation) of the fixed assets of such entity.
     (dd) During any fiscal quarter which is the third consecutive fiscal quarter as of the last day of which the Fixed Charge Coverage Ratio is lower than 1.00 and the Cash Flow Coverage Ratio is lower than 1.10, Hovnanian and the Consolidated Subsidiaries will not make in the aggregate purchases of land in excess of the lesser of (i) fifty percent (50%) of the average cost of land sold (land component of cost with respect to each sale) for the immediately prior four (4) fiscal quarters and (ii) the cost of land sold (as determined above) for the immediately prior fiscal quarter.

     If any of the following events (herein called "Events of Default") shall occur and shall not have been remedied:

     (a) Failure to pay any monetary obligation(s) owing to any Bank or Banks pursuant to this Agreement, including principal of or interest on any Note, when due (in the case of payments of principal), or within three (3) Business Days after the date due (in the case of payments of other obligations);

     (b) Any representation or warranty made by the Company or any Guarantor in this Agreement, or in any certificate, financial or other statement furnished by the Company or any Guarantor pursuant hereto or thereto, is untrue in any material respect (or as to any representation or warranty which is expressly qualified by reference to the term "Material Adverse Effect", then in any respect) at the time when made;

     (c) Default by the Company or any Guarantor in the observance or performance of any of the covenants or agreements contained in this Agreement (except Subsection 6.2(aa) hereof), and the continuance of the same unremedied for a period of thirty (30) days after notice thereof shall have been given to the Company or such Guarantor, as the case may be, by Administrative Agent or any of the Banks (provided, however, that any such remedy shall be deemed effective only if the Company has given written notice to Administrative Agent and each Bank prior to the end of such 30 day period describing such remedy and certifying that such remedy has been effected);

     (d) Default by the Company in the observance of the covenant contained in Subsection 6.2(aa) hereof, and the continuance of the same unremedied for a period of five (5) days after notice thereof shall have been given to the Company by Administrative Agent or any of the Banks;

     (e) The Company or any of the Consolidated Subsidiaries or any Guarantor shall (i) default in the payment of any obligation for borrowed money (other than the Notes), including but not limited to any Subordinated Debt, or for the deferred purchase price of property (other than Indebtedness relating to any nonrecourse Purchase Money Mortgages or any non-recourse mortgages on any Income Producing Properties) beyond the period of grace, if any, provided with respect thereto or (ii) default in the performance or observance of any other term, condition or agreement relating thereto, including but not limited to the Indentures or any other instrument with respect to any Subordinated Debt, if the effect of such default is to cause, or permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity; provided, however, that the aggregate dollar amount of the obligation with respect to which the default has occurred at any time exceeds $500,000;

     (f) Filing by the Company, any of the Consolidated Subsidiaries (other than an Excluded Subsidiary) or any Guarantor (other than an Excluded Subsidiary) of a voluntary petition or other proceeding in bankruptcy or a voluntary petition, answer or other proceeding seeking reorganization, arrangement, readjustment of its debts or for any other relief under any bankruptcy, insolvency or other similar act or law, state or federal, now or hereafter existing, or any action by the Company, any of the Consolidated Subsidiaries (other than an Excluded Subsidiary) or any Guarantor (other than an Excluded Subsidiary) indicating its consent to, approval of, or acquiescence in, any such petition or proceeding; the application by the Company, any of the Consolidated Subsidiaries (other than an Excluded Subsidiary) or any Guarantor (other than an Excluded Subsidiary) for or the appointment by consent or acquiescence of a receiver or trustee for itself or for all or a substantial part of its property; the making by the Company, any of the Consolidated Subsidiaries (other than an Excluded Subsidiary) or any Guarantor (other than an Excluded Subsidiary) of an assignment for the benefit of creditors; the inability of the Company, any of the Consolidated Subsidiaries (other than an Excluded Subsidiary) or any Guarantor (other than an Excluded Subsidiary), or the admission by the Company, any of the Consolidated Subsidiaries (other than an Excluded Subsidiary) or any Guarantor (other than an Excluded Subsidiary) in writing of its inability, to pay its debts as they mature, provided however, that so long as Administrative Agent receives prior notice of each relevant event covered hereby no Event of Default shall have occurred under this Subsection 7(f) unless and until a relevant event covered hereby occurs with respect to either (1) the Company, (2) Hovnanian, or (3) those Consolidated Subsidiaries owning (as of the date of the relevant event covered hereby) three percent (3%) or more of the assets of the Consolidated Subsidiaries taken as a whole;

     (g) Filing of an involuntary petition or other proceeding against the Company, any of the Consolidated Subsidiaries (other than an Excluded Subsidiary) or any Guarantor (other than an Excluded Subsidiary) in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any bankruptcy, insolvency or other similar act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver or trustee of the Company, any of the Consolidated Subsidiaries (other than an Excluded Subsidiary) or any Guarantor (other than an Excluded Subsidiary) or for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company, any of the Consolidated Subsidiaries (other than an Excluded Subsidiary) or any Guarantor (other than an Excluded Subsidiary), and the continuance of any of such events for 30 days as to the Company or Hovnanian or 60 days as to any Consolidated Subsidiary (other than the Company) undismissed, unbonded or undischarged;

     (h) All or any material part of the property of the Company, the Consolidated Subsidiaries and the Guarantors, taken as a whole, shall be condemned, seized or otherwise appropriated, or custody or control of such property shall be assumed by any governmental agency or any court of competent jurisdiction at the instance of any governmental agency, and shall be retained for a period of 30 days;

     (i) Members of the Hovnanian family shall at any time cease to own, of record or beneficially, shares representing at least fifty-one percent (51%) of the total voting power of the common stock of Hovnanian. "Members of the Hovnanian family" shall mean Kevork S. Hovnanian, Ara K. Hovnanian, the members of their immediate families, the respective estates, spouses, heirs, ancestors, lineal descendants, legatees and legal representatives of any of the foregoing and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries or the grantors thereof;

     (j) Any amendment, modification or waiver, including for the purpose of curing a default, of any term or provision of any of the Indentures (other than amendments, modifications or waivers which are of a technical or clarifying nature, or which extend the due date or reduce the amount of any payment owing thereunder, so long as they do not in any event change the subordination language of such Indenture) shall have been made without the written consent of the Requisite Banks, which consent shall not be unreasonably withheld;

     (k) Any Guaranty shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect, or shall be declared null and void, or the validity or enforceability of this Agreement, any of the Notes or any of the Guarantees shall be contested by the Company or any Guarantor, or the Company or any Guarantor shall deny it has any further liability or obligation under any of such agreements (other than, in the case of any Guaranty, as a result of the sale, liquidation or merger of any Guarantor permitted by this Agreement);

     (l) The Pledge Agreement shall, at any time, after its execution and delivery and for any reason, cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by Hovnanian, or Hovnanian shall deny it has any further liability or obligation under the Pledge Agreement; or

     (m) Company or any Guarantor shall be indicted for or convicted of engaging in any type of criminal activity, or any investigation shall be undertaken with respect to the engaging in of any type of criminal activity by the Company or any Guarantor which investigation results in or shall be reasonably likely to result in a Material Adverse Effect;

then, and in any such event (except the events described in Subsections 7(f) or (g) with respect to the Company or Hovnanian) the Requisite Banks may, without notice to the Company, direct the Administrative Agent to declare the Notes to be forthwith due and payable (and upon the occurrence of any event described in Subsection 7(f) or (g) with respect to the Company or Hovnanian, the Notes shall be automatically due and payable), whereupon the then outstanding aggregate principal amount of the Notes, together with accrued interest thereon, and all other obligations of any nature thereunder and hereunder, whether due or to become due, direct or indirect, matured or contingent, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any Note to the contrary notwithstanding. To the extent a default described in Subsection 7(a) above with respect to a payment of principal or interest owing to any Bank but not as to all Banks has occurred and continued for at least thirty (30) days past its due date, then such Bank affected thereby may, without notice to the Company, direct the Administrative Agent to declare the Note (or Notes in the case of the Swing Loan Lender) issued to such Bank to be forthwith due and payable with the same force and effect hereunder as to such Note(s) as would be applicable hereunder upon an acceleration of all Notes, which right of any such Bank shall be independent of and shall not limit the right of the Requisite Banks described above to cause an acceleration of all Notes upon the occurrence of such Event of Default (whether exercised by the Requisite Banks before or after any such Bank affected thereby has exercised its right hereunder).

     . Each of the Banks acknowledges that it is acting on its own behalf with respect to the transactions herein contemplated, no other Bank is acting as agent or representative for it except as and to the extent expressly provided herein, and neither any of the other Banks nor the Administrative Agent has made any representations or warranties with respect to, and shall in no way be responsible for, the accuracy or any information given or to be given to it by the Company or any of the Guarantors, or the validity, enforceability or legal effect of this Agreement, the Notes, the Guaranties, the Pledge Agreement, or of any other documents delivered in connection herewith, or be bound to ascertain or inquire as to the performance or observance of any of the terms hereof or thereof. Neither the Administrative Agent nor any Bank shall be liable to any other Bank for any action taken or omitted by it hereunder so long as it has acted in good faith unless grossly negligent. Each of the Banks agrees to give to the Administrative Agent and the other Banks prompt notice of the occurrence of any Event of Default or Potential Event of Default or of any other matter which in its judgment materially affects the interests of the Banks.

	  If the Notes shall have become due and payable pursuant to Section 7 hereof,
Administrative Agent shall, on behalf of the Banks, proceed to accelerate
(unless, pursuant to Section 7, acceleration is automatic) payment of the Notes and Guaranties, and, in such manner and order and using such procedures as it may determine, shall enforce any other right or remedy available to it and
Banks, or any of them, against the Company and/or any one or more of the
Guarantors to protect, preserve and defend the interests of the Banks and collect the obligations of the Company and the Guarantors, and each Bank shall be entitled to exercise any right of setoff available at law or equity to enforce its rights against the Company or any or all of the Guarantors.

	.  Notwithstanding any provision to the contrary contained in this Agreement, the Notes or any related agreements, all payments of principal, premium (if any), interest and fees due and payable to any Bank under this Agreement, the
Notes and all related agreements and documents shall be paid to the
Administrative Agent which shall promptly remit all such payments to each
Bank in accordance with the respective Loan Percentage of each Bank.  To the extent any Bank may nevertheless receive (by voluntary payment, setoff or otherwise) any payment, such payment shall be immediately remitted to the Administrative Agent for distribution to the Banks in accordance with the respective Loan Percentage of each Bank.
Any payment received by the Administrative Agent in good funds prior to twelve
o'clock (12:00) noon on a Business Day shall be remitted to the Banks on the same Business Day and any payment thereafter received shall be remitted on the next Business Day.  The Banks shall each be entitled to recover from the
Administrative Agent interest at the Federal Funds Rate on any amount not timely remitted to them as provided above for each day such amount is not so remitted.

	.  In the event of receipt of any payments (whether voluntary or involuntary)
by the Administrative Agent or a Bank, whether by set-off, collection or otherwise, from the Company or any of the Guarantors after acceleration of all of the Notes, such payments shall not be applied by any Bank to its Loans but instead shall be held in trust by the Administrative Agent (as and when received by the Administrative Agent) or, as the case may be, by each Bank directly receiving any such payment, each such Bank being obligated to remit any such payments promptly to the Administrative Agent.  Administrative Agent shall promptly remit all such payments, subject only to deduction of expenses incurred by Administrative Agent for the benefit of the Banks, to each Bank who shall then apply the same pro rata to payment of the Notes in accordance with the respective Loan Percentage of each Bank.  To the extent required by applicable law to carry out the terms hereof, the Bank(s) receiving payment(s) shall purchase, forthwith upon notice from the Administrative
Agent, from the other Banks participations in the Loans owing to such other
Banks in the same manner and under the same terms as set forth in
Subsection 8.5 for the purchase of participations.

	.  In the event that, after acceleration of all of the Notes, any Bank shall obtain and retain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, collection or otherwise) on account of any amounts owing to it in excess of its Loan Percentage on the day of acceleration, whether as a result of a violation of Subsection 8.4 above or otherwise, such
Bank shall forthwith purchase from the other Banks such participations in the
Loans owing to such other Banks as shall be necessary to cause such purchasing
Bank to share the excess payment ratably (in accordance with their respective
Loan Percentages) with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing
Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (a) the amount of such Bank's required payment to (b) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company and each Guarantor agree that any Bank so purchasing a participation from another Bank pursuant to this Subsection 8.5 may, to the fullest extent permitted by law, exercise all its rights of payment(including the right of set-off) with respect to such participation as fully as if such
Bank were the direct creditor of the Company and the Guarantor in the amount of such participation.

	. In the event that, after acceleration of all of the Notes, the principal amount of Revolving Credit Loans outstanding under the Revolving Credit Note of any Bank exceeds an amount equal to such Bank's Revolving Credit
Commitment Percentage of the aggregate outstanding Revolving Credit Loans, such Bank shall be entitled to sell, and all of the other Banks shall, forthwith purchase, ratably in accordance with their respective Revolving Credit
Commitment Percentages, such participations in such selling Bank's Revolving Credit Loans as shall be necessary to cause the outstanding principal amount of such selling Bank's Revolving Credit Loans to equal its Revolving Credit Commitment Percentage of the aggregate outstanding Revolving Credit Loans, for the purpose of insuring that all losses hereunder with respect to the Revolving Credit Loans shall be borne ratably by the Banks in accordance with their respective Revolving Credit Commitment Percentages. The Company and each Guarantor agree that any Bank so purchasing a participation from another Bank pursuant to this Subsection 8.6 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to the participation as fully as if such Bank were the direct creditor of the Company and the Guarantor in the amount of such participation.

	(a)   Each Bank shall have the right, in its sole discretion, to sell or assign participating interests in any portion of its Facility Commitment, its interest in the Loans, and any of its other rights hereunder or under its Note and Guaranty or the Pledge Agreement, to one or more participants in such amounts and under such terms and conditions as such Bank shall determine.  In the event of any such sale by any Bank of participating interests to a participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of its Note for all purposes under this Agreement, and the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.  Notwithstanding the foregoing, the Company agrees that each participant shall be entitled to the benefits of Subsection 3.5 hereof with respect to its participation in the Loans outstanding from time to time to the extent the same are granted to such participant in its participation agreement.  Each Bank agrees that any agreement between such Bank and any such participant in respect of such participating interests shall not restrict or impair such Bank's right to agree to amendments, modifications or waivers (or direct the taking of actions) with respect to the provisions of this Agreement, its Note or Guaranty or the
Pledge Agreement except provisions relating to interest rate, maturity and principal amount.

	(b) Subject to the prior written approval of the Company and the Administrative Agent (the consent of each of whom not to be unreasonably withheld), each Bank shall have the right to sell or assign up to one hundred percent (100%) of the original amount of its Facility Commitment and a like portion of its interest in the Loans and its other rights and obligations hereunder and under its Note, Guaranty and Pledge Agreement, to another lending institution. If an Event of Default is outstanding, each Bank may sell up to one hundred percent (100%) of the original amount of its Facility
Commitment without the necessity of obtaining the approval of any other
Person. In each such case, the Bank a portion of whose Facility Commitment is being assigned and assumed and the lending institution assuming such portion of such Bank's Facility Commitment shall execute such instruments and documents of assignment and assumption and shall furnish such certificates and opinions as counsel for the Administrative Agent may deem necessary or advisable and thereafter such lending institution should be deemed to be a Bank hereunder, subject to all of the terms, provisions and obligations relating to the Banks and entitled to all of the benefits to which a Bank is entitled hereunder and the Bank a portion of whose Facility Commitment was sold or assigned shall thereafter be discharged with respect to any obligations and rights relating to the portion of its Facility Commitment so assigned. Nothing herein contained shall prevent any Bank from transferring its Revolving Credit Loans, Revolving Credit Note and Revolving Credit Commitment to another branch of the same institution.

	(c)	[INTENTIONALLY OMITTED]

	(d)	Subject to the prior written approval of the Requisite Banks, the Company shall have the right to require any Bank to sell its Facility Commitment, together with its interest in the Loans and its other rights and obligations hereunder and under its Note, Guaranty and Pledge Agreement, to another lending institution.  In each case, the Bank whose Facility Commitment is being sold and the lending institution assuming such Bank's Facility
Commitment shall execute such instruments and documents of assignment and assumption and shall furnish such certificates and opinions as counsel for the Administrative Agent may deem necessary or advisable, and thereafter such lending institution shall be deemed to be a Bank hereunder, subject to all of the terms, provisions and obligations relating to the Banks and entitled to all of the benefits to which a Bank is entitled hereunder, and the Bank whose
Facility Commitment was sold shall thereafter be discharged with respect to any obligations and rights relating to its Commitment so sold.

	.   Each Bank hereby designates and appoints PNC as the Administrative Agent of such Bank under this Agreement, and each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance thereof will be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers are as set forth herein, together with such other powers as are reasonably incidental thereto.  The Administrative Agent agrees to act as such on the express conditions contained in this Section 9.  The Administrative Agent may perform any of its duties hereunder by or through its agents, representatives or employees.

	(a)   The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement.  The duties of the
Administrative Agent shall be mechanical and administrative in nature and
Administrative Agent shall carry out and satisfy such duties with the same degree of care as Administrative Agent would employ with regard to a similar facility in which it was the only lender.  The Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any
Bank. Nothing in this Agreement, expressed or implied, is intended to or shall be construed to impose upon the Administrative Agent any obligations in respect of this Agreement except as expressly set forth herein. Each Bank agrees to make its own independent investigation of the financial condition and affairs of the Company and the Guarantors in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Company and the Guarantors, and the Administrative
Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

	(b)   The Administrative Agent's duties under this Agreement shall include the following:

	(i) If the Administrative Agent obtains actual knowledge of any Event of Default or Potential Event of Default under this Agreement, any Note, any Guaranty or the Pledge Agreement, the Administrative Agent shall promptly report (to the extent the officer obtaining such knowledge knows of the obligation to report same to the Banks) such occurrence to the Banks;

	(ii) The Administrative Agent shall be responsible for coordinating any actions (including extensions of the Commitment Termination Date as may be considered in accordance with the definition of Commitment Termination
Date and the granting of waivers and/or amendments pursuant to Subsection
10.1 hereof) among the Banks and between the Banks and the Company and/or any Guarantor; and

	(iii) The Administrative Agent shall, subject to the terms hereof, be responsible for enforcing the rights and claims of the Banks hereunder, or under the Notes, Guaranties or Pledge Agreement, following an acceleration of any Note or Notes.

	. Neither the Administrative Agent nor any of its officers, directors, employees, representatives or agents shall be liable to any Bank for any action taken or omitted by it hereunder, or in connection herewith, unless caused by its gross negligence or willful misconduct. The Administrative
Agent shall not be responsible to any Bank for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any other agreement relating to the transactions contemplated hereby or the financial condition of the Company or any Guarantor. The Administrative Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or the financial condition of the Company or any Guarantor or the existence of any noncompliance or Event of Default. The Administrative Agent may at any time request instructions from the Banks with respect to any actions or approvals which by the terms of this Agreement the Administrative Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval until it shall have received such instructions from the Requisite Banks. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement, the Notes, the Guaranties, or the Pledge Agreement in accordance with the terms of this Agreement.

	.  The Administrative Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by a proper Person, and with respect to all matters pertaining to this Agreement and its duties hereunder or thereunder, upon advice of counsel selected by it.

	. To the extent that the Administrative Agent is not promptly reimbursed and indemnified by the Company or the Guarantors, the Banks will reimburse and indemnify the Administrative Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees and expenses) or disbursements of any kind or nature whatsoever (collectively,) whichmay be imposed on, incurred by, or asserted against the Administrative Agent, acting pursuant hereto, in any way relating to or arising out of this
Agreement or the Notes or Guarantees or any action taken or omitted by the
Administrative Agent under this Agreement in proportion to each Bank's
Facility Percentages (or Loan Percentages with respect to Losses imposed, incurred or asserted after an acceleration of the Notes); provided that no
Bank shall be liable for any portion of such Losses resulting from
Administrative Agent's gross negligence or willful misconduct.  The obligations of the Banks under this Subsection 9.5 shall survive the payment in full of the Notes and the termination of this Agreement.

	.  With respect to its pro rata share of the Facility Commitments hereunder, the Loans made by it, and any Note or Guaranty issued to or held by it, the
Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Bank or holder of a Note.  The term
"Banks" or any similar term shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a
Bank. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Company and the Guarantors as if it were not acting as Administrative
Agent pursuant hereto.

	(a) The Administrative Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) days prior written notice to the Company and the Banks and may be removed by direction of the Requisite Banks upon commission by the Administrative Agent of any wilful misconduct or gross negligence. Such resignation or removal shall take effect upon the acceptance by a successor Administrative Agent or appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

	(b)   Upon any such notice of resignation or removal, the Requisite Banks shall appoint a successor Administrative Agent who shall be satisfactory to the
Company and shall be an incorporated bank or trust company.

	(c) If a successor Administrative Agent shall not have been so appointed within said 30 day period, the retiring Administrative Agent, with the consent of the Company, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent until such time, if any, as the Requisite Banks, with the consent of the Company, appoint a successor as provided above.

	.  The parties hereto covenant and agree that B of A shall be a syndication agent (the "Syndication Agent") who shall perform such duties and responsibilities as the Company, the Administrative Agent and the Banks may
hereafter request and the Syndication Agent shall accept.  Without the prior written consent of the Administrative Agent and the Syndication Agent, no
duty, responsibility, right or option granted to the Administrative Agent shall be delegated to the Syndication Agent and no compensation payable to the
Administrative Agent shall be shared with the Syndication Agent.
Except as limited by this paragraph, each disclaimer, exculpation provision, indemnity and other provision contained in Section 9 of the Credit Agreement provided for the benefit of the Administrative Agent shall likewise be deemed given to and provided for the Syndication Agent.

	.  The parties hereto covenant and agree that Bank One shall be a documentation agent (the "Documentation Agent") who shall perform such duties and responsibilities as the Company, the Administrative Agent and the Banks may
hereafter request and the Documentation Agent shall accept.  Without the prior written consent of the Administrative Agent and the Documentation Agent, no
duty, responsibility, right or option granted to the Administrative Agent shall be delegated to the Documentation Agent and no compensation payable to the
Administrative Agent shall be shared with the Documentation Agent.  Except as limited by this paragraph, each disclaimer, exculpation provision, indemnity and other provision contained in Section 9 of the Credit Agreement provided for the benefit of the Administrative Agent shall likewise be deemed given to and provided for the Documentation Agent.

	(a) Neither this Agreement nor the Pledge Agreement can be changed or terminated orally. Any term, covenant, agreement or condition of this Agreement or the Pledge Agreement may, with the consent of the Company, be amended, or compliance therewith may be waived (either generally or in any particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Requisite Banks; provided, however, that

	(i) no such amendment or waiver shall, without the consent of all Banks, increase the amount of any Bank's Facility Commitment or Revolving Credit Commitment, or extend or waive any payment due and payable on the Commitment Termination Date, or modify the definition of Requisite Banks;

	(ii)	no such amendment or waiver shall, without the consent of the Bank affected thereby, reduce the amount of any fee owing hereunder or the interest rate (or any interest rate margin) on, or extend the time of payment of principal or interest under, any Note (without limiting clause (i) above as it applies to extensions of or waivers with respect to payments due and payable on the Commitment Termination Date);

	(iii)	no such amendment shall modify any of the terms and provisions hereof with respect to the Letters of Credit without the consent of the LOC Banks;

	(iv)	no such amendment or waiver shall, without the consent of all Banks,
(A) release the Pledge Agreement or any collateral thereunder, (B) release any Guarantor whose net worth (as then determined under GAAP) exceeds
$1,000,000 or (c) release any Guarantor if the net worth (as determined under
GAAP) of such Guarantor together with the net worth of all other Guarantors released hereunder following the date hereof exceeds $5,000,000; and

	(v)	no such amendment may modify the rights or duties of the Administrative
Agent without the Administrative Agent's consent.

Any amendment or waiver pursuant to this Subsection 10.1 shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note, upon the Company and the Guarantors.

	. No failure or delay on the part of any Bank or the Administrative Agent in exercising any right, power or privilege under this Agreement, under any
Note or Guaranty, or under the Pledge Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
The rights and remedies herein and therein provided are cumulative and not exclusive of any rights or remedies provided by law.

	.  All notices, requests and demands to or upon any party hereto shall be in writing and shall be delivered or mailed, certified mail, return receipt requested, or forwarded by nationally recognized overnight courier, addressed to such party as follows or to such other address as may be hereafter designated in writing by such party to the other party hereto:

The Company:		K. Hovnanian Enterprises, Inc.
	10 Route 35
	Red Bank, New Jersey  07701
					Attn:  General Counsel

The Guarantors: 		c/o K. Hovnanian Enterprises, Inc.
	10 Route 35
	Red Bank, New Jersey  07701
					Attn:  General Counsel

The Administrative Agent:  	PNC Bank, National Association
					Real Estate Group
					Two Tower Center/18th Floor
					East Brunswick, NJ  08816
					Attn:  Douglas G. Paul, Vice President

With copies to:  		Blank Rome Comisky & McCauley LLP
					One Logan Square
					Philadelphia, PA   19103
					Attn:  Harvey I. Forman, Esquire

	The Banks: 			At the addresses for the respective Banks provided in Schedule 9.

	.  The Company and each of the Guarantors jointly and severally agree to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Agreement, the Notes, the Guaranties and the Pledge Agreement, and any amendments thereto
(including, without limitation, the reasonable fees and disbursements of one law firm acting as counsel to the Administrative Agent and to the Banks), and to pay all costs and expenses of the Administrative Agent and the Banks in connection with the enforcement of this Agreement, the Notes, the Guaranties and the Pledge Agreement, as well as all costs and expenses incurred by the
Administrative Agent and the Banks in protecting, preserving and defending their respective interests under this Agreement, the Notes, the Guaranties or the Pledge Agreement, including enforcement, protection, preservation and defense in any bankruptcy or insolvency proceeding, including, in each case, legal fees and disbursements arising in connection therewith. The Company and each of the Guarantors jointly and severally also agree to pay all recording and filing fees, as well as all stamp and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or the consummation of any of the transactions contemplated by, this Agreement, the Notes, the Guaranties and the Pledge
Agreement, or any modifications thereof, and to indemnify, defend and hold the
Administrative Agent and the Banks harmless from and against any and all Losses with respect to or resulting from any delay in paying such fees and taxes.

	.  Upon the occurrence and during the continuance of any Event of Default, each
Bank is hereby authorized, at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company or any Guarantor (a) against any and all of the obligations under this Agreement, the Notes and the Guaranties then due and payable (whether at stated maturity, acceleration or otherwise) or
(b)at the direction or with the consent of the Requisite Banks, against any and all of the outstanding obligations under this Agreement, the Notes and the Guaranties whether or not then due and payable and irrespective of whether or not maturity or acceleration has occurred under this Agreement or any Note(s) or Guaranty and whether such obligations may be unmatured or contingent.  Each Bank agrees promptly to notify the Company or
Guarantor, as the case may be, after any such set-off and application. The rights of each Bank under this Subsection 10.5 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have, but are subject (regardless of whether
acceleration has occurred) to the sharing provisions of Subsection 8.4 hereof.

	.  This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Agreement signed by all parties shall be lodged with the Company and the Administrative Agent.  This Agreement shall become effective upon the receipt by the Administrative Agent of executed counterparts
(or telex, telecopy or telephonic confirmation of the execution of counterparts) of this Agreement by each of the parties hereto.

	.  The Exhibits and Schedules attached hereto are hereby incorporated in this
 Agreement.

	. The Table of Contents, titles and headings of sections of this Agreement are intended for convenience only and shall not in any way affect the meaning of construction of any provision of this Agreement.

	.  This Agreement is solely for the benefit of the Banks, the Company and the
Guarantors and nothing contained in this Agreement shall be deemed to confer upon any Person other than the Company, the Guarantors and the Banks (and the Administrative Agent on their behalf) any right to insist upon or to enforce the performance or observance of any of the obligations contained herein. All conditions to the obligations of the Banks to make loans or extend credit hereunder are imposed solely and exclusively for the benefit of the Banks and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume the Banks will refuse to make loans or extend credit in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in
part by the Banks at any time if, in each Bank's sole discretion, the Banks deem it advisable or desirable to do so.

	.  The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

	.  This Agreement, taken together with the Notes, the Guaranties and the Pledge
Agreement, and all certificates and other documents delivered by the Company or any Guarantor to the Banks, embody the entire agreement and supersede all prior agreements, written and oral, relating to the subject matter hereof
(except to the extent expressly referenced herein or therein).

	. All representations and warranties made in this Agreement and in all certificates delivered pursuant hereto, shall survive the execution and delivery of this Agreement, the Notes and the Guaranties, and performance hereunder and thereunder, and the provisions of Subsections 2.8, 2.10, 3.5 and
10.4 hereof shall survive payment of the Notes.

	. This Agreement shall be binding upon and inure to the benefit of the Company, each of the Guarantors, Administrative Agent and each Bank, and their respective successors and assigns, except that the Company and the
Guarantors may not assign or transfer their respective rights hereunder without the prior written consent of the Banks and a Bank may transfer its respective rights and obligations hereunder only in accordance with the provisions of Subsection 8.7 hereof, as a result of a sale or merger of such
Bank, or otherwise by operation of law.

	.  This Agreement, the Notes, the Guaranties and the Pledge Agreement and the
rights and obligations of the parties hereunder and thereunder, shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New Jersey, without regard to principles of conflict of laws.

	: Company, Each Guarantor, the Banks and Administrative Agent Hereby Each Waive Any and All Rights Each May Have to a Jury Trial in Connection with
Any Litigation Commenced by or Against Administrative Agent or Any Bank or Banks or the Company or Any Guarantor or Guarantors with Respect to Rights and Obligations of the Parties Hereto or under the Notes, the Guaranties or the Pledge Agreement.

	In Witness Whereof, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

	IN WITNESS WHEREOF, the undersigned parties have executed this Amendment on the date first above written.

					BORROWER:

						K. HOVNANIAN ENTERPRISES, INC.

						By:
						    ------------------------------------
Name:	J. Larry Sorsby
						Title:	Senior Vice President, Treasurer and Chief Financial
Officer

						Attest:
								  --------------------------------
						Name:
						Title:

					GUARANTORS:

						HOVNANIAN ENTERPRISES, INC.

						By:
							  ------------------------------------
Name:	J. Larry Sorsby
						Title:	Senior Vice President, Treasurer and Chief Financial
Officer


						Attest:
								  --------------------------------
						Name:
						Title:

ARROW PROPERTIES, INC.
BALLANTRAE DEVELOPMENT CORP.
BALLANTRAE HOME SALES, INC.
DRYER ASSOCIATES, INC.
EASTERN NATIONAL TITLE INSURANCE AGENCY, INC.
EASTERN TITLE AGENCY, INC.
EXC, INC.
FOUNDERS TITLE AGENCY, INC.
GOVERNOR'S ABSTRACT CO., INC.
HOVNANIAN AT TARPON LAKES I, INC.
HOVNANIAN AT WINDSONG EAST BRUNSWICK, INC.
HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.
HOVNANIAN OF PALM BEACH IX, INC.HOVNANIAN OF PALM BEACH XI, INC.
HOVNANIAN OF PALM BEACH, INC.
HOVNANIAN PENNSYLVANIA, INC.
HOVNANIAN PROPERTIES OF ATLANTIC COUNTY, INC.
HOVNANIAN TEXAS, INC.
JERSEY CITY DANFORTH CSO, INC.
K. HOV INTERNATIONAL, INC.
K. HOVNANIAN ACQUISITIONS, INC.
K. HOVNANIAN AT ASHBURN VILLAGE, INC.
K. HOVNANIAN AT ATLANTIC CITY, INC.
K. HOVNANIAN AT BALLANTRAE ESTATES, INC.
K. HOVNANIAN AT BALLANTRAE, INC.
K. HOVNANIAN AT BARRINGTON, INC.
K. HOVNANIAN AT BEDMINSTER II, INC.
K. HOVNANIAN AT BEDMINSTER, INC.
K. HOVNANIAN AT BELMONT, INC.
K. HOVNANIAN AT BERLIN, INC.
K. HOVNANIAN AT BERNARDS II, INC.
K. HOVNANIAN AT BERNARDS III, INC.
K. HOVNANIAN AT BERNARDS IV, INC.
K. HOVNANIAN AT BRANCHBURG I, INC.
K. HOVNANIAN AT BRANCHBURG II, INC.
K. HOVNANIAN AT BRANCHBURG III, INC.
K. HOVNANIAN AT BRANCHBURG IV, INC.
K. HOVNANIAN AT BRIDGEPORT, INC.
K. HOVNANIAN AT BRIDGEWATER II, INC.
K. HOVNANIAN AT BRIDGEWATER III, INC.
K. HOVNANIAN AT BRIDGEWATER IV, INC.
K. HOVNANIAN AT BRIDGEWATER V, INC.
K. HOVNANIAN AT BRIDGEWATER VI, INC.
K. HOVNANIAN AT BULL RUN, INC.
K. HOVNANIAN AT BURLINGTON II, INC.
K. HOVNANIAN AT BURLINGTON III, INC.
K. HOVNANIAN AT BURLINGTON, INC.
K. HOVNANIAN AT CALABRIA, INC.
K. HOVNANIAN AT CAMERON CHASE, INC.
K. HOVNANIAN AT CARMEL DEL MAR, INC.
K. HOVNANIAN AT CARMEL, INC.
K. HOVNANIAN AT CAROLINA COUNTRY CLUB I, INC.
K. HOVNANIAN AT CAROLINA COUNTRY CLUB II, INC.
K. HOVNANIAN AT CAROLINA COUNTRY CLUB III, INC.
K. HOVNANIAN AT CASTILE, INC.
K. HOVNANIAN AT CEDAR GROVE I, INC.
K. HOVNANIAN AT CEDAR GROVE II, INC.
K. HOVNANIAN AT CHAPEL TRAIL, INC.
K. HOVNANIAN AT CHAPPARRAL, INC.
K. HOVNANIAN AT CLARKSTOWN, INC.
K. HOVNANIAN AT COCONUT CREEK, INC.
K. HOVNANIAN AT CRESTLINE, INC.
K. HOVNANIAN AT CRYSTAL SPRINGS, INC.
K. HOVNANIAN AT DOMINION RIDGE, INC.
K. HOVNANIAN AT DONINGUEZ HILLS, INC.
K. HOVNANIAN AT EAST BRUNSWICK V, INC.
K. HOVNANIAN AT EAST BRUNSWICK VI, INC.
K. HOVNANIAN AT EAST BRUNSWICK VII, INC.
K. HOVNANIAN AT EAST BRUNSWICK VIII, INC.
K. HOVNANIAN AT EAST WHITELAND I, INC.
K. HOVNANIAN AT EAST WINDSOR I, INC.
K. HOVNANIAN AT EAST WINDSOR II, INC.K. HOVNANIAN AT EXETER HILLS, INC.
K. HOVNANIAN AT FAIR LAKES GLEN, INC.
K. HOVNANIAN AT FAIR LAKES, INC.
K. HOVNANIAN AT FAIRWAY VIEWS, INC.
K. HOVNANIAN AT FREEHOLD TOWHSHIP, INC.
K. HOVNANIAN AT FT. MYERS I, INC.
K. HOVNANIAN AT FT. MYERS II, INC.
K. HOVNANIAN AT GREENBROOK, INC.
K. HOVNANIAN AT HACKETTSTOWN, INC.
K. HOVNANIAN AT HALF MOON BAY, INC.
K. HOVNANIAN AT HAMILTON II, INC.
K. HOVNANIAN AT HAMPTON OAKS, INC.
K. HOVNANIAN AT HANOVER, INC.
K. HOVNANIAN AT HERSHEY'S MILL, INC. (a PA Corp)K. HOVNANIAN AT HIGHLAND
   VINEYARDS, INC.
K. HOVNANIAN AT HOLLY CREST, INC.
K. HOVNANIAN AT HOLMDEL TOWNSHIP, INC.
K. HOVNANIAN AT HOPEWELL I, INC.
K. HOVNANIAN AT HOPEWELL III, INC.
K. HOVNANIAN AT HOPEWELL IV, INC.
K. HOVNANIAN AT HOPEWELL V, INC.
K. HOVNANIAN AT HOPEWELL VI, INC.
K. HOVNANIAN AT HORIZON HEIGHTS, INC.
K. HOVNANIAN AT HOWELL TOWNSHIP, INC.
K. HOVNANIAN AT HUNTER ESTATES, INC.
K. HOVNANIAN AT INVERRARY I, INC.
K. HOVNANIAN AT JACKSONVILLE II, INC.
K. HOVNANIAN AT JEFFERSON, INC.
K. HOVNANIAN AT JERSEY CITY I, INC.
K. HOVNANIAN AT JERSEY CITY II, INC.
K. HOVNANIAN AT JERSEY CITY III, INC.
K. HOVNANIAN AT KINGS GRANT I, INC.
K. HOVNANIAN AT KLOCKNER FARMS, INC.
K. HOVNANIAN AT LA TERRAZA, INC.
K. HOVNANIAN AT LA TROVATA, INC.
K. HOVNANIAN AT LAKE CHARLESTON II, INC.
K. HOVNANIAN AT LAKE CHARLESTON, INC.
K. HOVNANIAN AT LAKES OF BOCA RATON, INC.
K. HOVNANIAN AT LAKEWOOD, INC.
K. HOVNANIAN AT LAWRENCE GROVE, INC.
K. HOVNANIAN AT LAWRENCE SQUARE, INC.
K. HOVNANIAN AT LOCUST GROVE I, INC.
K. HOVNANIAN AT LOWER SAUCON, INC.
K. HOVNANIAN AT LOWER SAUCON II, INC.
K. HOVNANIAN AT MAHWAH II, INC.
K. HOVNANIAN AT MAHWAH III, INC.
K. HOVNANIAN AT MAHWAH IV, INC.
K. HOVNANIAN AT MAHWAH IX, INC.
K. HOVNANIAN AT MAHWAH V, INC.
K. HOVNANIAN AT MAHWAH VI, INC.
K. HOVNANIAN AT MAHWAH VII, INC.
K. HOVNANIAN AT MAHWAH VIII, INC.
K. HOVNANIAN AT MANALAPAN, INC.
K. HOVNANIAN AT MARLBORO TOWNSHIP II, INC.
K. HOVNANIAN AT MARLBORO TOWNSHIP III, INC.
K. HOVNANIAN AT MARLBORO TOWNSHIP IV, INC.
K. HOVNANIAN AT MARLBORO TOWNSHIP, INC.
K. HOVNANIAN AT MARTIN DOWNS II, INC.
K. HOVNANIAN AT MEDFORD I, INC.
K. HOVNANIAN AT MERRIMACK II, INC.
K. HOVNANIAN AT MERRIMACK, INC.
K. HOVNANIAN AT MONTCLAIR, INC.
K. HOVNANIAN AT MONTCLAIR, NJ, INC.
K. HOVNANIAN AT MONTGOMERY I, INC.
K. HOVNANIAN AT MONTVILLE II, INC.
K. HOVNANIAN AT MONTVILLE, INC.
K. HOVNANIAN AT NEWARK I, INC.
K. HOVNANIAN AT NEWARK URBAN RENEWAL CORPORATION I, INC.
K. HOVNANIAN AT NEWARK URBAN RENEWAL CORPORATION III, INC.
K. HOVNANIAN AT NEWARK URBAN RENEWAL CORPORATION IV, INC.
K. HOVNANIAN AT NEWARK URBAN RENEWAL CORPORATION V, INC.
K. HOVNANIAN AT NORTH BRUNSWICK II, INC.
K. HOVNANIAN AT NORTH BRUNSWICK III, INC.
K. HOVNANIAN AT NORTH BRUNSWICK IV, INC.
K. HOVNANIAN AT NORTHERN WESTCHESTER, INC.
K. HOVNANIAN AT NORTHLAKE, INC.
K. HOVNANIAN AT OCEAN TOWNSHIP II, INC.
K. HOVNANIAN AT OCEAN TOWNSHIP, INC.
K. HOVNANIAN AT OCEAN WALK, INC.
K. HOVNANIAN AT P.C. HOMES, INC.
K. HOVNANIAN AT P.C. PROPERTIES, INC.
K. HOVNANIAN AT PARK RIDGE, INC.
K. HOVNANIAN AT PASCO I, INC.
K. HOVNANIAN AT PASCO II, INC.
K. HOVNANIAN AT PEEKSKILL, INC.
K. HOVNANIAN AT PEMBROKE SHORES, INC.
K. HOVNANIAN AT PERKIOMEN I, INC.
K. HOVNANIAN AT PERKIOMEN II, INC.
K. HOVNANIAN AT PLAINSBORO I, INC.
K. HOVNANIAN AT PLAINSBORO III, INC.
K. HOVNANIAN AT POLO TRACE, INC.
K. HOVNANIAN AT PORT IMPERIAL NORTH, INC.
K. HOVNANIAN AT PORT IMPERIAL URBAN RENEWAL, INC.
K. HOVNANIAN AT PRESTON, INC.
K. HOVNANIAN AT PRINCETON, INC.
K. HOVNANIAN AT RANCHO CHRISTIANITOS, INC.
K. HOVNANIAN AT RARITAN I, INC.
K. HOVNANIAN AT RESERVOIR RIDGE, INC.
K. HOVNANIAN AT RIVER OAKS, INC.
K. HOVNANIAN AT SAN SEVAINE, INC.
K. HOVNANIAN AT SARATOGA, INC.
K. HOVNANIAN AT SCOTCH PLAINS II, INC.
K. HOVNANIAN AT SENECA CROSSING, INC.
K. HOVNANIAN AT SMITHVILLE II, INC.
K. HOVNANIAN AT SMITHVILLE, INC.
K. HOVNANIAN AT SOMERSET III, INC.
K. HOVNANIAN AT SOMERSET VI, INC.
K. HOVNANIAN AT SOMERSET VIII, INC.
K. HOVNANIAN AT SOUTH BRUNSWICK II, INC.
K. HOVNANIAN AT SOUTH BRUNSWICK III, INC.
K. HOVNANIAN AT SOUTH BRUNSWICK IV, INC.
K. HOVNANIAN AT SOUTH BRUNSWICK V, INC.
K. HOVNANIAN AT SOUTH BRUNSWICK, INC.
K. HOVNANIAN AT SPRING RIDGE, INC.
K. HOVNANIAN AT STONE CANYON, INC.
K. HOVNANIAN AT STONEGATE, INC. (a CA Corporation)
K. HOVNANIAN AT STONEGATE, INC. (a VA Corporation)
K. HOVNANIAN AT STONY POINT, INC.
K. HOVNANIAN AT STUART ROAD, INC.
K. HOVNANIAN AT SUMMERWOOD, INC.
K. HOVNANIAN AT SULLY STATION, INC.
K. HOVNANIAN AT SYCAMORE, INC.
K. HOVNANIAN AT TANNERY HILL, INC.
K. HOVNANIAN AT TARPON LAKES III, INC.
K. HOVNANIAN AT TAUNTON, INC.
K. HOVNANIAN AT THE BLUFF, INC.
K. HOVNANIAN AT THE CEDARS, INC.
K. HOVNANIAN AT THE GLEN, INC.
K. HOVNANIAN AT THE RESERVE AT MEDFORD, INC.
K. HOVNANIAN AT THORNBURY, INC.
K. HOVNANIAN AT TIERRASANTA, INC.
K. HOVNANIAN AT TUXEDO, INC.
K. HOVNANIAN AT UNION TOWNSHIP I, INC.
K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP I, INC.
K. HOVNANIAN AT UPPER MAKEFIELD I, INC.
K. HOVNANIAN AT UPPER MERION, INC.
K. HOVNANIAN AT VAIL RANCH, INC.
K. HOVNANIAN AT VALLEYBROOK II, INC.
K. HOVNANIAN AT VALLEYBROOK, INC.
K. HOVNANIAN AT WALL TOWNSHIP IV, INC.
K. HOVNANIAN AT WALL TOWNSHIP VI, INC.
K. HOVNANIAN AT WALL TOWNSHIP VII, INC.
K. HOVNANIAN AT WALL TOWNSHIP, INC.
K. HOVNANIAN AT WASHINGTONVILLE, INC.
K. HOVNANIAN AT WAYNE II, INC.
K. HOVNANIAN AT WAYNE III, INC.
K. HOVNANIAN AT WAYNE IV, INC.
K. HOVNANIAN AT WAYNE V, INC.
K. HOVNANIAN AT WAYNE VI, INC.
K. HOVNANIAN AT WAYNE VII, INC.
K. HOVNANIAN AT WAYNE, INC.
K. HOVNANIAN AT WEST ORANGE, INC.
K. HOVNANIAN AT WESTCHESTER, INC.
K. HOVNANIAN AT WINSTON TRAILS II, INC.
K. HOVNANIAN AT WINSTON TRAILS, INC.
K. HOVNANIAN AVIATION, INC.
K. HOVNANIAN COMPANIES AT WILDROSE, INC.
K. HOVNANIAN COMPANIES NORTHEAST, INC.
K. HOVNANIAN COMPANIES OF CALIFORNIA, INC.
K. HOVNANIAN COMPANIES OF CENTRAL JERSEY, INC.
K. HOVNANIAN COMPANIES OF FLORIDA, INC.
K. HOVNANIAN COMPANIES OF MARYLAND, INC.
K. HOVNANIAN COMPANIES OF METRO WASHINGTON, INC.
K. HOVNANIAN COMPANIES OF NEW YORK, INC.
K. HOVNANIAN COMPANIES OF NORTH CAROLINA, INC.
K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.
K. HOVNANIAN COMPANIES OF SOUTHERN CALIFORNIA, INC.
K. HOVNANIAN CONSTRUCTION MANAGEMENT, INC.
K. HOVNANIAN DEVELOPMENTS OF CALIFORNIA, INC.
K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.
K. HOVNANIAN DEVELOPMENTS OF METRO WASHINGTON, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC.
K. HOVNANIAN FLORIDA DIVISION, INC. (f/k/a K. HOVNANIAN TREASURE COAST, INC.)
K. HOVNANIAN INVESTMENT PROPERTIES OF NEW JERSEY, INC.
K. HOVNANIAN INVESTMENT PROPERTIES, INC.
K. HOVNANIAN MARINE, INC.
K. HOVNANIAN MORTGAGE USA, INC.
K. HOVNANIAN PROPERTIES OF EAST BRUNSWICK II, INC.
K. HOVNANIAN PROPERTIES OF FRANKLIN, INC.
K. HOVNANIAN PROPERTIES OF HAMILTON, INC.
K. HOVNANIAN PROPERTIES OF LAKE WORTH, INC.
K. HOVNANIAN PROPERTIES OF NEWARK URBAN RENEWAL CORPORATION, INC.
K. HOVNANIAN PROPERTIES OF NORTH BRUNSWICK I, INC.
K. HOVNANIAN PROPERTIES OF NORTH BRUNSWICK III, INC.
K. HOVNANIAN PROPERTIES OF NORTH BRUNSWICK IV, INC.
K. HOVNANIAN PROPERTIES OF NORTH BRUNSWICK V, INC.
K. HOVNANIAN PROPERTIES OF NORTH CENTER DRIVE, INC.
K. HOVNANIAN PROPERTIES OF PISCATAWAY, INC.
K. HOVNANIAN PROPERTIES OF POMPANO BEACH, INC.
K. HOVNANIAN PROPERTIES OF RED BANK, INC.
K. HOVNANIAN PROPERTIES OF ROUTE 35, INC.
K. HOVNANIAN PROPERTIES OF WALL TOWNSHIP VIII, INC.
K. HOVNANIAN REAL ESTATE INVESTMENT, INC.
K. HOVNANIAN SOUTHEAST FLORIDA, INC.
K. HOVNANIAN SOUTHEAST REGION, INC. (f/k/a K. HOVNANIAN FLORIDA REGION, INC.)
K. HOVNANIAN'S FOUR SEASONS OF THE PALM BEACHES, INC.
KHC ACQUISITION, INC.
KHIPE, INC.
KINGS GRANT EVESHAM CORP.
LANDARAMA, INC.
MINERVA GROUP, INC.
MOLLY PITCHER CONSTRUCTION CO., INC.
MONTEGO BAY I ACQUISITION CORP., INC.
MONTEGO BAY II ACQUISITION CORP., INC.
NEW ENGLAND COMMUNITY MANAGEMENT CO., INC.
NEW K. HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.
PARTHENON GROUP, INC.
PIKE UTILITIES, INC.
PINE BROOK CO., INC.
RECREATIONAL DEVELOPMENT CORP., INC.
STONEBROOK HOMES, INC.
THE NEW FORTIS CORPORATION
TROPICAL SERVICE BUILDERS, INC.
WESTERN FINANCIAL SERVICES, INC.
							By:
							     --------------------------------------------
	Name:	J. Larry Sorsby
							Title:	On behalf of, and as Senior Vice President, Treasurer
and Chief Financial Officer of each of the foregoing
corporations

							Attest:
								  -------------------------------------
							Name:
							Title:


K. HOVNANIAN AT BERKELEY, L.L.C.

K. HOVNANIAN AT BERNARDS V, L.L.C.

K. HOVNANIAN AT BLUE HERON PINES, L.L.C.

K. HOVNANIAN AT CARMEL VILLAGE, L.LC.

K. HOVNANIAN AT CHESTER I, L.L.C.

K. HOVNANIAN AT CLIFTON, L.L.C.

K. HOVNANIAN AT GUTTENBERG, L.L.C.

K. HOVNANIAN AT JACKSON, L.L.C.

K. HOVNANIAN AT JERSEY CITY IV, L.L.C.

K. HOVNANIAN AT KING FARM, L.L.C.

K. HOVNANIAN AT LAKE TERRAPIN, L.L.C.

K. HOVNANIAN AT LAFAYETTE ESTATES, L.L.C.

K. HOVNANIAN AT LAWRENCE V, L.L.C.

K. HOVNANIAN AT LINWOOD, L.L.C.

K. HOVNANIAN AT LOWER SAUCON II, L.L.C.

K. HOVNANIAN AT MANSFIELD I, LLC

K. HOVNANIAN AT MANSFIELD II, LLC

K. HOVNANIAN AT MENIFEE, L.L.C.

K. HOVNANIAN AT MIDDLETOWN, L.L.C.

K. HOVNANIAN AT NORTH BRUNSWICK VI, L.L.C.

K. HOVNANIAN AT NORTHFIELD, L.L.C.

K. HOVNANIAN AT PRICE WILLIAM, L.L.C.

K. HOVNANIAN AT ROWLAND HEIGHTS, L.L.C.

K. HOVNANIAN AT SOUTH AMBOY, L.L.C.

K. HOVNANIAN AT SOUTH BANK, L.L.C.

K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP II, L.L.C.

K. HOVNANIAN AT WANAQUE, L.L.C.

K. HOVNANIAN AT WAYNE VIII, L.L.C.

K. HOVNANIAN AT WEST WINDSOR, L.L.C.

K. HOVNANIAN AT WINCHESTER, L.L.C.

K. HOVNANIAN CENTRAL ACQUISITIONS, L.L.C.

K. HOVNANIAN NORTH CENTRAL ACQUISITIONS, L.L.C.

K. HOVNANIAN NORTH JERSEY ACQUISITIONS, L.L.C.

K. HOVNANIAN SHORE ACQUISITIONS, L.L.C.

K. HOVNANIAN SOUTH JERSEY ACQUISITION, L.L.C.
K. HOVNANIAN'S FOUR SEASONS, L.L.C.


							By:	K. Hovnanian Developments of New Jersey, Inc., as
the sole member of each of the foregoing limited
liability companies

								By:
								     ----------------------------------------
								Name:	J. Larry Sorsby
								Title:	Senior Vice President, Treasurer and Chief
Financial Officer

								Attest:
									       -------------------------------------
								Name:
								Title:


						AGENT:

							PNC Bank, National Association, as Agent

							By:
							     -------------------------------------
	Name:
							Title:

						BANKS:

							PNC Bank, National Association

							By:
							      --------------------------------
							Name:
 							Title:

							Bank of America National Trust and Savings Association

							By:
							     ------------------------------------
	Name:
							Title:

							First Union National Bank

							By:
							     ------------------------------------
	Name:
							Title:

							BankBoston, N.A.
							(f/k/a First National Bank of Boston)

							By:
							     ---------------------------------
	Name:
							Title:

							First National Bank of Chicago

							By:
							     ----------------------------------
	Name:
							Title:

							Comerica Bank

							By:
							     -----------------------------------
	Name:
							Title:

							Credit Lyonnais New York Branch

							By:
							     ----------------------------------
	Name:
							Title:

							Guaranty Federal Bank F.S.B.

							By:
							     ----------------------------------
	Name:
							Title: